CWABS Asset-Backed Certificates Trust 2006-25
Issuing Entity

Final Term Sheet

$1,507,375,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED DECEMBER 28, 2006

Distributions payable monthly beginning January 25, 2007
________________

The following classes of certificates are being offered pursuant to this free writing prospectus:

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$495,720,000	100.00000%	0.10417%	99.89583%	M-4	$22,475,000	100.00000%	0.83333%	99.16667%
2-A-1	$326,203,000	100.00000%	0.05250%	99.94750%	M-5	$22,475,000	100.00000%	1.33333%	98.66667%
2-A-2	$107,583,000	100.00000%	0.10417%	99.89583%	M-6	$19,375,000	100.00000%	1.45833%	98.54167%
2-A-3	$235,057,000	100.00000%	0.10417%	99.89583%	M-7	$13,175,000	100.00000%	1.62500%	98.37500%
2-A-4	$90,937,000	100.00000%	0.15583%	99.84417%	M-8	$14,725,000	100.00000%	1.66667%	98.33333%
M-1	$56,575,000	100.00000%	0.41667%	99.58333%	M-9	$13,950,000	93.13143%	2.08333%	91.04810%
M-2	$62,775,000	100.00000%	0.50000%	99.50000%	A-R	$100	(3)	(3)	(3)
M-3	$26,350,000	100.00000%	0.62500%	99.37500%
_____________
(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)	Before deducting expenses payable by the Depositor estimated to be approximately $1,522,000 in the aggregate.
(3)	The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2006-25, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

Co-Trustee

The Bank of New York Trust Company, N.A.

The NIM Insurer

On the closing date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of December 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about December 29, 2006.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) February 12, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the March 2007 distribution date, Countrywide Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of fixed and adjustable rate mortgage loans that are secured by first liens on one- to four- family residential properties. Substantially all of the mortgage loans were made to borrowers with blemished credit histories. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of December 1, 2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $1,010,680,275.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$399,991,308
Weighted Average Mortgage Rate	8.266%
Range of Mortgage Rates	5.000% to 14.000%
Average Current Principal Balance	$174,212
Range of Current Principal Balances	$31,500 to $564,037
Weighted Average Original Loan-to-Value Ratio	80.62%
Weighted Average Original Term to Maturity	386 months
Weighted Average Credit Bureau Risk Score	601 points
Weighted Average Remaining Term to Stated Maturity	385 months
Weighted Average Gross Margin*	6.529%
Weighted Average Maximum Mortgage Rate*	15.117%
Weighted Average Minimum Mortgage Rate*	8.249%
Percentage Originated under Full Doc Program	66.76%
Geographic Concentrations in excess of 10%:
California	11.50%
Florida	10.95%
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* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$610,688,967
Weighted Average Mortgage Rate	8.092%
Range of Mortgage Rates	4.000% to 13.000%
Average Current Principal Balance	$226,685
Range of Current Principal Balances	$40,800 to $994,650
Weighted Average Original Loan-to-Value Ratio	80.76%
Weighted Average Original Term to Maturity	378 months
Weighted Average Credit Bureau Risk Score	618 points
Weighted Average Remaining Term to Stated Maturity	378 months
Weighted Average Gross Margin*	6.279%
Weighted Average Maximum Mortgage Rate*	15.061%
Weighted Average Minimum Mortgage Rate*	7.943%
Percentage Originated under Full Doc Program	57.57%
Geographic Concentrations in excess of 10%:
California	26.49%
Florida	14.11%
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* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A	$495,720,000	Senior/Adjustable Rate	July 2035	Aaa	AAA
2-A-1	$326,203,000	Senior/Adjustable Rate	May 2028	Aaa	AAA
2-A-2	$107,583,000	Senior/Adjustable Rate	December 2029	Aaa	AAA
2-A-3	$235,057,000	Senior/Adjustable Rate	November 2033	Aaa	AAA
2-A-4	$90,937,000	Senior/Adjustable Rate	April 2035	Aaa	AAA
M-1	$56,575,000	Subordinate/Adjustable Rate	February 2036	Aa1	AA+
M-2	$62,775,000	Subordinate/Adjustable Rate	August 2036	Aa2	AA
M-3	$26,350,000	Subordinate/Adjustable Rate	November 2036	Aa3	AA-
M-4	$22,475,000	Subordinate/Adjustable Rate	December 2036	A1	A+
M-5	$22,475,000	Subordinate/Adjustable Rate	February 2037	A2	A
M-6	$19,375,000	Subordinate/Adjustable Rate	April 2037	A3	A-
M-7	$13,175,000	Subordinate/Adjustable Rate	May 2037	Baa1	BBB+
M-8	$14,725,000	Subordinate/Adjustable Rate	June 2037	Baa1	BBB
M-9	$13,950,000	Subordinate/Adjustable Rate	June 2037	Baa2	BBB-
A-R	$100	Senior/REMIC Residual	January 2007	Aaa	AAA
Non-Offered Certificates (3)
B	$15,500,000	Subordinate/Adjustable Rate	June 2037	Baa3	BB+
P	$100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R
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(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Delay/Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.140% (1)	LIBOR + 0.280% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.070% (1)	LIBOR + 0.140% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.120% (1)	LIBOR + 0.240% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.170% (1)	LIBOR + 0.340% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.220% (1)	LIBOR + 0.440% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.250% (1)	LIBOR + 0.375% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.280% (1)	LIBOR + 0.420% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.330% (1)	LIBOR + 0.495% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.390% (1)	LIBOR + 0.585% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.410% (1)	LIBOR + 0.615% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 0.470% (1)	LIBOR + 0.705% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 0.950% (1)	LIBOR + 1.425% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 1.700% (1)	LIBOR + 2.550% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
B	1 and 2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
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(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.
Senior Certificates:	Class A and Class A-R Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Subordinate Certificates:	Class M and Class B Certificates.
Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Subordinate Certificates.
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

With respect to the first distribution date, the closing date, and with respect to each subsequent distribution date, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on January 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

•	the amount, if any, of the seller interest shortfall payment paid by Countrywide Home Loans, Inc. on any distribution date on or prior to the March 2007 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Certificate Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount that could have been distributed to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in January 2017 and ending on the distribution date in December 2036, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, an amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in December 2036, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the required final maturity deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the January 2010 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 62.00% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in an amount up to the Class 1-A principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates, in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the combined Class M-1, M-2 and M-3 principal distribution amount, until their certificate principal balances are reduced to zero;

(2)
sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

(3)	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

•
to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 29.52% and 44.05% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group) are covered by one of two mortgage insurance policies described in this free writing prospectus. Mortgage Guaranty Insurance Corporation, a Wisconsin insurance corporation, will issue a mortgage insurance policy that will cover approximately 24.40% and 33.12% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Republic Mortgage Insurance Company, a North Carolina insurance corporation, will issue a mortgage insurance policy that will cover approximately 5.12% and 10.93% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Each mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 23.63% and 30.82% of the statistical calculation pool mortgage loans in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group regardless of loan-to-value ratios) are covered by the mortgage insurance policies.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $27,125,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the applicable servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or a mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policies, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 4.96% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the applicable servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

THE MORTGAGE POOL

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus..

Mortgage Insurance Policies

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire two mortgage insurance policies (each, a “Mortgage Insurance Policy”), one from Mortgage Guaranty Insurance Corporation and one from Republic Mortgage Insurance Company, respectively (each, a “Mortgage Insurer”). These two policies are expected to cover approximately 29.52% and 44.05% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The insurance provided by the Mortgage Insurance Policies does not overlap with respect to any Covered Mortgage Loan. Each Mortgage Insurance Policy will only cover losses pursuant to the formula described in that policy down to approximately 60% of the value of the related Mortgaged Property. The premiums payable on the Mortgage Insurance Policies to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premiums”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policies. Covered Mortgage Loans constitute approximately 23.63% and 30.82% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

Subject to certain limitations, each Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. Each Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in each of the Mortgage Insurance Policies.

MGIC Mortgage Insurance Policy

The Mortgage Insurance Policy issued by Mortgage Guaranty Insurance Corporation or “MGIC” (the “MGIC Mortgage Insurance Policy”) will cover approximately 24.40% and 33.12% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the MGIC Mortgage Insurance Policy constitute approximately 16.22% and 19.30% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The MGIC Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The MGIC Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the MGIC Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the MGIC Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The MGIC Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the MGIC Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The MGIC Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to MGIC.

The MGIC Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to MGIC on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the MGIC Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC Mortgage Insurance Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the Mortgage Loan under the MGIC Mortgage Insurance Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the MGIC Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The MGIC Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet MGIC’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, MGIC has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The MGIC Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the Master Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The MGIC Mortgage Insurance Policy permits MGIC to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the MGIC Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

RMIC Mortgage Insurance Policy

The Mortgage Insurance Policy issued by Republic Mortgage Insurance Company or “RMIC” (the “RMIC Mortgage Insurance Policy”) will cover approximately 5.12% and 10.93% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the RMIC Mortgage Insurance Policy constitute approximately 7.42% and 11.52% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The maximum amount of coverage under the RMIC Mortgage Insurance Policy for each Covered Mortgage Loan covered under that policy is equal to the lesser of:

(i) the actual loss,

(ii)  $250,000 and

(iii)  the product of (x) the specified coverage amount and (y) the claim amount (as defined below) of that Covered Mortgage Loan.

For purposes of the RMIC Mortgage Insurance Policy, claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related Mortgaged Property, subject to conditions, exceptions and exclusions.

The RMIC Mortgage Insurance Policy does not cover Mortgage Loans having Loan-to-Value Ratios of less than or equal to 60% or greater than 100% (determined based on (i) the Mortgaged Property value used by the originator to compute the original Loan-to-Value Ratio of the related Mortgage Loan and (ii) the principal balance of the related mortgage as of the date of the data file upon which RMIC bid to provide a RMIC Mortgage Insurance Policy relating to the Covered Mortgage Loans). In addition, in order for a Covered Mortgage Loan covered by the RMIC Mortgage Insurance Policy to be eligible for coverage under the RMIC Mortgage Insurance Policy the loan must not be more than 30 days past due as of the Cut-off Date, and housing payments may not have been (i) 30 days delinquent on more than four occasions and 60 days delinquent on any occasion in the last 12 months preceding the Cut-Off Date, or (ii) 30 days delinquent on more than two occasions and 60 days delinquent on more than one occasion in the last 12 months preceding the Cut-off Date. Rolling lates are acceptable (maximum six consecutive months rolling lates equals one 30-day late). A borrower must also have a minimum 24 months since consummation of foreclosure proceedings and a minimum 18 months since bankruptcy discharge, in each case as of the Cut-Off Date. An existing mortgage may be no more than 30 days late at funding.

Pursuant to the terms of the RMIC Mortgage Insurance Policy, losses on the Covered Mortgage Loans insured thereunder may be covered in one of the following three ways at the discretion of RMIC:

(i)  if the related Mortgaged Property has been foreclosed upon by the Master Servicer on behalf of the Trust Fund, RMIC may acquire the related Mortgaged Property for the claim amount (as defined below);

(ii)  if the related Mortgaged Property is sold to a third party prior to or after foreclosure (and, in either case, such sale has been previously approved by RMIC), then RMIC will pay to the Trust Fund the lesser of (A) the actual loss on the Mortgaged Property, (B) $250,000 or (C) the product of the specified coverage amount and the claim amount; or

(iii)  if the related Mortgaged Property had been foreclosed upon by the Master Servicer and either RMIC elects not to acquire the property or an acceptable sale to a third party is not available at such time, then RMIC will pay to the Master Servicer an amount equal to the least of (A) the actual loss on the Mortgaged Property, (B) $250,000 or (C) the product of the specified coverage amount and the claim amount.

For the purposes of the RMIC Mortgage Insurance Policy, the claim amount is equal to:

(i)  the outstanding scheduled principal balance of the related Mortgage Loan; plus

(ii)  accrued and unpaid interest due on the Mortgage Loan computed at the mortgage interest rate through the date that the related claim was filed with RMIC, but excluding applicable late charges, penalty interest, and other changes to the interest rate by reason of the default; plus

(iii)  certain expenses after delinquency paid by the insured (such as hazard insurance premiums, taxes, maintenance expenses, attorneys’ fees and other foreclosure costs); minus

(iv)  certain amounts received or held by the insured (such as rental income and escrow deposits).

Under the RMIC Mortgage Insurance Policy, the Master Servicer is required to perform certain actions as a condition to eventually making a claim for payment. For example, the Master Servicer is required to submit to RMIC written notice (i) within 45 days with regard to a Mortgage Loan that becomes 45 days delinquent if it occurs when the first payment is due under the Mortgage Loan, or (ii) within ten days of the earlier to occur of either (A) the date when the Mortgage Loan becomes four months delinquent, or (B) the date when legal or administrative actions have been commenced. In addition, the Master Servicer is required to provide monthly reports regarding the delinquency of any Mortgage Loans covered under the RMIC Mortgage Insurance Policy. The Master Servicer must make certain advances for the protection and preservation of the related Mortgaged Property. Furthermore, with respect to any Mortgage Loan covered under the RMIC Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of RMIC in connection with any:

(i)  modification by the Master Servicer of the terms of the related Mortgage Loan;

(ii)  assumption by a new borrower;

(iii)  acceptance of a deed in lieu of foreclosure; or

(iv)  sale of the underlying Mortgaged Property.

The Master Servicer must follow specified procedures for making a claim on a Mortgage Loan covered under the RMIC Mortgage Insurance Policy. When a Mortgage Loan becomes materially delinquent (in any event no later than when the Mortgage Loan becomes six months delinquent) and satisfactory arrangements to bring the Mortgage Loan current are not made, the Master Servicer must initiate foreclosure proceedings. The Master Servicer is required to file a claim with RMIC no later than 60 days after acquiring marketable title to the Mortgaged Property. If the Master Servicer is not required to have title to the Mortgaged Property to file a claim for a reason described in the RMIC Mortgage Insurance Policy, then the claim must be filed (i) within 60 days after the property is conveyed in a pre-foreclosure sale, at the foreclosure sale or by exercise of the rights of redemption, or (ii) at a time otherwise directed by RMIC and communicated to the Master Servicer.

Subject to the conditions and exclusions of the RMIC Mortgage Insurance Policy, RMIC is required to process and pay a claim within 60 days after a fully completed claim has been submitted to RMIC. If a claim filed by the Master Servicer is incomplete, then RMIC may notify the Master Servicer within 20 days of receipt of the related claim. RMIC will not be required to make any payment in respect of such incomplete claim until 60 days after submission by the Master Servicer of the missing or incomplete information. If the Master Servicer fails to file a fully completed claim with RMIC within 180 days after the filing of the claim (or such longer period as RMIC may allow), the insured will no longer be entitled to payment of a loss under the RMIC Mortgage Insurance Policy.

The failure by the Master Servicer to perform any actions that are a condition for payment of a claim may result either in such claim being excluded from coverage under the RMIC Mortgage Insurance Policy or in the amount of such claim being reduced. In addition, RMIC will not be liable for, and the RMIC Mortgage Insurance Policy will not cover, any claim relating to losses from physical damage or environmental conditions affecting the Mortgaged Property, fraud or misrepresentation by or on behalf of the Trust Fund in obtaining the RMIC Mortgage Insurance Policy, failure of the mortgage to provide the lender with a first priority lien on the related property at origination of the mortgage loan, losses from the Master Servicer’s negligence or release of the borrower from any portion of its payment obligations, non-compliance with the RMIC Mortgage Insurance Policy and certain other types of losses described in the RMIC Mortgage Insurance Policy. Claim payments under the RMIC Mortgage Insurance Policy will be made to the Master Servicer.

The Master Servicer will cause to be paid from interest collections the premium payable to RMIC for coverage of each insured Mortgage Loan (and any West Virginia, Kentucky or other applicable state taxes relating to such premium). These premiums are calculated as an annual percentage of the Stated Principal Balance of each Covered Mortgage Loan insured under the RMIC Mortgage Insurance Policy.

This description of the RMIC Mortgage Insurance Policy is only a brief summary of the policy and does not purport to be complete with respect to any non-uniform amendment thereto required by a particular jurisdiction. For a more complete description of the provisions, time, and conditions of the RMIC Mortgage Insurance Policy, prospective investors in the Certificates are encouraged to review such policy, copies of which are available upon request from the Trustee.

Neither Old Republic International Corporation nor any of its affiliates has guaranteed or agreed to assume the obligations of RMIC under the RMIC Mortgage Insurance Policy. Other than the information in this section entitled “Republic Mortgage Insurance Company and Its Mortgage Insurance Policy” furnished by RMIC, neither RMIC nor any of its affiliates has independently verified any other information in this free writing prospectus or the prospectus. In addition, neither RMIC nor any of its affiliates makes any representations regarding the Certificates or the advisability of investing in the Certificates.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The “Servicing Fee Rate” for each other Mortgage Loan in Loan Group 2 (each of which other Mortgage Loans is a Hybrid Mortgage Loan) will be 0.250% before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.4865% per annum before the respective initial Adjustment Dates (if any) and is 0.4932% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment Period to related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Certain Modifications and Refinancings

Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2006-25 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates
Senior Certificates:	Class A and Class A-R Certificates
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates
Subordinate Certificates:	Class M and Class B Certificates
Adjustable Rate Certificates or Swap Certificates:	Class A and Subordinate Certificates
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class A Certificates:	Senior/Adjustable Rate
Subordinate Certificates:	Subordinate/Adjustable Rate
Class A-R Certificates:	Senior/REMIC Residual
Class P Certificates:	Prepayment Charges
Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in January 2007.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policies) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date or, in the case of the first Distribution Date, as of the Closing Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the applicable Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (4) the Mortgage Insurance Premiums for the Covered Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), and

(6) the allocable portion of any Seller Shortfall Interest Requirement, less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 0.955% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the RMIC Mortgage Insurance Policy is 1.406% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period, and

(iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Caps for the Class 1-A and Class 2-A Certificates (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period) over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.140%	0.280%
Class 2-A-1	0.070%	0.140%
Class 2-A-2	0.120%	0.240%
Class 2-A-3	0.170%	0.340%
Class 2-A-4	0.220%	0.440%
Class M-1	0.250%	0.375%
Class M-2	0.280%	0.420%
Class M-3	0.330%	0.495%
Class M-4	0.390%	0.585%
Class M-5	0.410%	0.615%
Class M-6	0.470%	0.705%
Class M-7	0.950%	1.425%
Class M-8	1.700%	2.550%
Class M-9	1.750%	2.625%
Class B	1.750%	2.625%

(1)	For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.
(2)	For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Shortfall Interest Requirement” with respect to the Distribution Date in each of January 2007, February 2007 and March 2007 means the sum of:

(a) the product of (1) the excess of the aggregate Stated Principal Balance for the Distribution Date of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

(b) the product of (1) the amount on deposit in the Pre-Funding Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12.

“Trustee Fee Rate” means a rate equal to 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 62.00% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Combined Class M-1, M-2 and M-3 Principal Distribution Amount” for each Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date), and

(b) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) 80.80% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if the Class M-1, Class M-2 and/or Class M-3 Certificates are the only classes of Subordinate Certificates outstanding on the Distribution Date, those classes will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balances thereof are reduced to zero.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

January 2009 — December 2009	1.05% with respect to January 2009, plus an additional 1/12th of 1.30% for each month thereafter through December 2009
January 2010 — December 2010	2.35% with respect to January 2010, plus an additional 1/12th of 1.40% for each month thereafter through December 2010
January 2011 — December 2011	3.75% with respect to January 2011, plus an additional 1/12th of 1.15% for each month thereafter through December 2011
January 2012 — December 2012	4.90% with respect to January 2012, plus an additional 1/12th of 0.65% for each month thereafter through December 2012
January 2013— December 2013	5.55% with respect to January 2013, plus an additional 1/12th of 0.05% for each month thereafter through December 2013
January 2014 and thereafter	5.60%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate Certificates:

Class	Percentage

A	42.00%
M-1	51.99%
M-2	70.62%
M-3	83.13%
M-4	97.91%
M-5	119.10%
M-6	146.42%
M-7	173.48%
M-8	218.63%
M-9	290.18%
B	456.00%

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in January 2027 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	15.35%	30.70%
Class M-2	11.30%	22.60%
Class M-3	9.60%	19.20%
Class M-4	8.15%	16.30%
Class M-5	6.70%	13.40%
Class M-6	5.45%	10.90%
Class M-7	4.60%	9.20%
Class M-8	3.65%	7.30%
Class M-9	2.75%	5.50%
Class B	1.75%	3.50%

The Initial Target Subordination Percentages will not be used, and the Stepdown Target Subordination Percentages for the Class M-1, Class M-2 and Class M-3 Certificates will not be used, to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date,

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

minus

(4) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in January 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 62.00% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account distribution of the Combined Class M-1, M-2 and M-3 Principal Distribution Amount for the Distribution Date),

(c) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(d) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (including proceeds from the Mortgage Insurance Policies), Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in each of January 2007, February 2007 and March 2007, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Shortfall Interest Requirement (if any) for the related Distribution Date. Prior to their deposit in the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the base prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee,

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to pay the Co-Trustee (for payment to the Mortgage Insurers), the Mortgage Insurance Premiums,

(4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under “—Withdrawals from the Certificate Account”, and

(7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account and the Pre-Funding Account. All funds in the Certificate Account, the Distribution Account and the Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding Account and made in accordance with the Pooling and Servicing Agreement.

Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

Swap Account. Funds in the Swap Account will not be invested.

Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the applicable Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly
Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to each Mortgage Loan	Time to time
	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly
	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time
Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly
Expenses
Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly
Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Mortgage Insurance Premiums / Mortgage Insurers	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly
Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policies)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly
Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time
Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly
__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The Servicing Fee Rate for each other Mortgage Loan in Loan Group 2 will be a per annum rate and will vary depending on the type of Mortgage Loan and whether the Mortgage Loan has had its first Adjustment Date, as described under “Servicing of the Mortgage Loans— Servicing Compensation and Payment of Expenses”. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.4865% per annum before the respective initial Adjustment Dates (if any) and is 0.4932% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in this free writing prospectus under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)
The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 0.955% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the RMIC Mortgage Insurance Policy is 1.406% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Required Final Maturity Deposit,

(2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3) concurrently:

(a) from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for that class, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5) from the remaining Interest Funds for both Loan Groups, sequentially:

(a)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Current Interest for that class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, in an amount up to the Class 1-A Principal Distribution Amount, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (2)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, in an amount up to the Class 2-A Principal Distribution Amount, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (2)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for Loan Group 1 and Loan Group 2, sequentially:

(i) sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the Combined Class M-1, M-2 and M-3 Principal Distribution Amount, until the Certificate Principal Balances thereof are reduced to zero,

(ii) sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(iii)  any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balance thereof is reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate Certificates by approximately $27,125,000, which is approximately 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Adjustable Rate Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(ii) or (2)(B)(iii), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account and available for such Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.
to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

4.
to each class of Adjustable Rate Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Barclays Bank PLC (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty. On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”), and the Swap Counterparty and the Swap Contract Administrator will enter into a new confirmation to evidence the interest rate swap transaction (the “Swap Contract”). Pursuant to the Swap Contract, the terms of a 1992 ISDA Master Agreement (Multicurrency - Cross Border), Schedule and Credit Support Annex were incorporated into the Swap Contract, as if the ISDA Master Agreement, Schedule and Credit Support Annex had been executed by Swap Contract Administrator and the Swap Counterparty on the date that the Swap Contract was executed. The Swap Contract is subject to certain ISDA definitions. Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 4.96% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow and Credit Comeback Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
January 2007	1,509,700,001
February 2007	1,498,500,435
March 2007	1,485,584,074
April 2007	1,470,960,570
May 2007	1,454,645,875
June 2007	1,436,662,305
July 2007	1,417,038,585
August 2007	1,396,335,547
September 2007	1,374,071,751
October 2007	1,350,295,101
November 2007	1,325,059,669
December 2007	1,298,895,304
January 2008	635,783,443
February 2008	621,578,028
March 2008	606,761,656
April 2008	591,376,209
May 2008	575,466,536
June 2008	559,078,993
July 2008	542,262,080
August 2008	525,141,294
September 2008	508,609,351
October 2008	492,648,127
November 2008	477,239,128
December 2008	462,364,476
January 2009	313,604,821
February 2009	297,594,193
March 2009	282,519,551
April 2009	268,326,244
May 2009	254,962,933
June 2009	242,381,380
July 2009	230,536,266
August 2009	223,188,857
September 2009	216,116,174
October 2009	209,309,187
November 2009	202,759,176
December 2009	196,457,725
January 2010	384,018,095
February 2010	382,862,189
March 2010	381,732,322
April 2010	380,628,267
May 2010	379,549,928
June 2010	378,492,441
July 2010	377,457,097
August 2010	376,443,722
September 2010	375,452,037
October 2010	374,481,679
November 2010	373,532,216
December 2010	372,603,152
January 2011	371,693,698
February 2011	370,802,655
March 2011	369,930,295
April 2011	369,076,005
May 2011	368,239,162
June 2011	367,419,135
July 2011	366,615,296
August 2011	365,827,015
September 2011	365,053,612
October 2011	364,294,537
November 2011	363,549,185
December 2011	362,816,564

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract, as calculated pursuant to the early termination payment provisions of the Swap Contract.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the Swap Contract occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the Swap Contract. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the third business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the Swap Contract, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

3. if the credit rating of the Swap Counterparty’s unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Required Ratings Threshold for 30 or more business days, a failure to post any collateral required if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the Swap Contract,

5. (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the Swap Contract occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the Swap Contract. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the third business day after notice of such failure is received,

2. if the Swap Counterparty is required to post collateral under the Swap Contract because the credit rating on its unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Approved Ratings Threshold or the Required Ratings Threshold, a failure by the Swap Contract Administrator to return any collateral required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,

3. certain insolvency or bankruptcy events, and

4. a merger by the Swap Contract Administrator without an assumption of its obligations under the Swap Contract.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator (or, in some cases, by both parties) if at any time a “termination event” under the Swap Contract occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the Swap Contract. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the Swap Contract occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the Swap Contract:

1. by either the Swap Counterparty or the Swap Contract Administrator, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below an initial threshold level established by the Rating Agencies (the “Approved Ratings Threshold”) and the Swap Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,

3. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below a second, lower threshold level established by the Rating Agencies (the “Required Ratings Threshold”) for 30 or more business days and (i) at least one eligible replacement counterparty has made an offer to be the transferee of all of the Swap Counterparty’s rights and obligations under the Swap Contract and/or (ii) an eligible guarantor has made an offer to provide an unconditional and irrevocable guarantee of the Swap Counterparty’s present and future obligations under the Swap Contract, and

4. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

A “Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate Certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under “—Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in January 2017 up to and including the Distribution Date in December 2036, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in January 2017 up to and including the Distribution Date in December 2036 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for such Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to such Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
January 2017	54,840,549.25
February 2017	54,081,264.16
March 2017	53,332,306.31
April 2017	52,593,536.12
May 2017	51,864,815.84
June 2017	51,146,009.65
July 2017	50,436,983.51
August 2017	49,737,605.21
September 2017	49,047,744.32
October 2017	48,367,272.16
November 2017	47,696,061.80
December 2017	47,033,988.00
January 2018	46,380,927.23
February 2018	45,736,757.60
March 2018	45,101,358.90
April 2018	44,474,612.53
May 2018	43,856,401.47
June 2018	43,246,610.28
July 2018	42,645,125.10
August 2018	42,051,833.58
September 2018	41,466,624.92
October 2018	40,889,389.76
November 2018	40,320,020.28
December 2018	39,758,410.06
January 2019	39,204,454.15
February 2019	38,658,048.99
March 2019	38,119,092.42
April 2019	37,587,483.69
May 2019	37,063,123.39
June 2019	36,545,913.42
July 2019	36,035,757.03
August 2019	35,532,558.81
September 2019	35,036,224.56
October 2019	34,546,661.42
November 2019	34,063,777.74
December 2019	33,587,483.15
January 2020	33,117,688.44
February 2020	32,654,305.65
March 2020	32,197,247.99
April 2020	31,746,429.84
May 2020	31,301,766.74
June 2020	30,863,175.36
July 2020	30,430,573.51
August 2020	30,003,880.09
September 2020	29,583,015.12
October 2020	29,167,899.67
November 2020	28,758,455.90
December 2020	28,354,607.01
January 2021	27,956,277.23
February 2021	27,563,391.81
March 2021	27,175,877.02
April 2021	26,793,660.13
May 2021	26,416,669.39
June 2021	26,044,833.98
July 2021	25,678,084.12
August 2021	25,316,350.88
September 2021	24,959,566.29
October 2021	24,607,663.33
November 2021	24,260,575.85
December 2021	23,918,238.62
January 2022	23,580,587.26
February 2022	23,247,558.29
March 2022	22,919,089.05
April 2022	22,595,117.74
May 2022	22,275,583.44
June 2022	21,960,425.97
July 2022	21,649,586.04
August 2022	21,343,005.09
September 2022	21,040,625.42
October 2022	20,742,390.05
November 2022	20,448,242.82
December 2022	20,158,128.27
January 2023	19,871,991.75
February 2023	19,589,779.32
March 2023	19,311,437.74
April 2023	19,036,914.53
May 2023	18,766,157.92
June 2023	18,499,116.80
July 2023	18,235,740.80
August 2023	17,975,980.19
September 2023	17,719,785.93
October 2023	17,467,109.63
November 2023	17,217,903.56
December 2023	16,972,120.65
January 2024	16,729,714.47
February 2024	16,490,639.16
March 2024	16,254,849.52

Month of Distribution Date	40-Year Target ($)
April 2024	16,022,301.00
May 2024	15,792,949.56
June 2024	15,566,751.85
July 2024	15,343,665.04
August 2024	15,123,646.89
September 2024	14,906,655.77
October 2024	14,692,650.56
November 2024	14,481,590.71
December 2024	14,273,436.26
January 2025	14,068,147.73
February 2025	13,865,686.21
March 2025	13,666,013.29
April 2025	13,469,091.12
May 2025	13,274,882.31
June 2025	13,083,350.02
July 2025	12,894,457.89
August 2025	12,708,170.02
September 2025	12,524,451.05
October 2025	12,343,266.09
November 2025	12,164,580.65
December 2025	11,988,360.83
January 2026	11,814,573.06
February 2026	11,643,184.31
March 2026	11,474,161.97
April 2026	11,307,473.86
May 2026	11,143,088.24
June 2026	10,980,973.82
July 2026	10,821,099.71
August 2026	10,663,435.46
September 2026	10,507,950.98
October 2026	10,354,616.65
November 2026	10,203,403.21
December 2026	10,054,281.82
January 2027	9,907,224.01
February 2027	9,762,201.70
March 2027	9,619,187.22
April 2027	9,478,153.20
May 2027	9,339,072.73
June 2027	9,201,919.20
July 2027	9,066,666.40
August 2027	8,933,288.43
September 2027	8,801,759.79
October 2027	8,672,055.29
November 2027	8,544,150.09
December 2027	8,418,019.69
January 2028	8,293,639.91
February 2028	8,170,986.93
March 2028	8,050,037.21
April 2028	7,930,767.54
May 2028	7,813,155.06
June 2028	7,697,177.17
July 2028	7,582,811.58
August 2028	7,470,036.36
September 2028	7,358,829.79
October 2028	7,249,170.51
November 2028	7,141,037.43
December 2028	7,034,409.73
January 2029	6,929,266.89
February 2029	6,825,588.68
March 2029	6,723,355.10
April 2029	6,622,546.45
May 2029	6,523,143.31
June 2029	6,425,126.49
July 2029	6,328,477.07
August 2029	6,233,176.42
September 2029	6,139,206.11
October 2029	6,046,547.99
November 2029	5,955,184.16
December 2029	5,865,096.93
January 2030	5,776,268.89
February 2030	5,688,682.83
March 2030	5,602,321.81
April 2030	5,517,169.08
May 2030	5,433,208.17
June 2030	5,350,422.75
July 2030	5,268,796.79
August 2030	5,188,314.45
September 2030	5,108,960.10
October 2030	5,030,718.31
November 2030	4,953,573.87
December 2030	4,877,511.81
January 2031	4,802,517.31
February 2031	4,728,575.77
March 2031	4,655,672.81
April 2031	4,583,794.20
May 2031	4,512,925.94
June 2031	4,443,054.21
July 2031	4,374,165.37
August 2031	4,306,245.98
September 2031	4,239,282.77
October 2031	4,173,262.62
November 2031	4,108,172.66
December 2031	4,044,000.14
January 2032	3,980,732.49
February 2032	3,918,357.35
March 2032	3,856,862.45
April 2032	3,796,235.76
May 2032	3,736,465.37
June 2032	3,677,539.56
July 2032	3,619,446.74
August 2032	3,562,175.51
September 2032	3,505,714.58
October 2032	3,450,052.87
November 2032	3,395,179.40
December 2032	3,341,083.38
January 2033	3,287,754.11
February 2033	3,235,181.10
March 2033	3,183,353.98
April 2033	3,132,262.48
May 2033	3,081,896.53
June 2033	3,032,246.15
July 2033	2,983,301.55
August 2033	2,935,052.99
September 2033	2,887,490.95
October 2033	2,840,605.97
November 2033	2,794,388.79
December 2033	2,748,830.17
January 2034	2,703,921.12
February 2034	2,659,652.69
March 2034	2,616,016.06
April 2034	2,573,002.55
May 2034	2,530,603.59
June 2034	2,488,810.72
July 2034	2,447,615.63
August 2034	2,407,010.04
September 2034	2,366,985.90
October 2034	2,327,535.16
November 2034	2,288,649.96
December 2034	2,250,322.47
January 2035	2,212,545.05
February 2035	2,175,310.11
March 2035	2,138,610.16
April 2035	2,102,437.85
May 2035	2,066,785.87
June 2035	2,031,647.11
July 2035	1,997,014.43
August 2035	1,962,880.88
September 2035	1,929,239.57
October 2035	1,896,083.73
November 2035	1,863,406.61
December 2035	1,831,201.65
January 2036	1,799,462.32
February 2036	1,768,182.18
March 2036	1,737,354.88
April 2036	1,706,974.19
May 2036	1,677,033.92
June 2036	1,647,528.00
July 2036	1,618,450.41
August 2036	1,589,795.24
September 2036	1,561,556.63
October 2036	1,533,728.83
November 2036	1,506,306.16
December 2036	1,479,283.02

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in January 2017 will equal the least of (i) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and (iii) $29,996,625.

On each Distribution Date beginning on the Distribution Date in January 2027 up to and including the Distribution Date in December 2036, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in December 2036, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(3) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions ”.

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	16	$4,106,125	1.03%	$256,633	7.192%	359.69	556	75.9%
2/28 6-month LIBOR	1,030	168,609,012	42.15	163,698	8.481	359.61	596	83.5
2/38 6-month LIBOR	349	74,002,496	18.50	212,042	8.154	479.59	584	79.8
2/28 6-month LIBOR - 60-month Interest Only	132	30,430,933	7.61	230,537	7.506	359.68	665	83.1
2/28 6-month LIBOR - 40/30-Year Balloon	18	4,103,675	1.03	227,982	8.075	358.84	584	73.9
3/27 6-month LIBOR	44	7,688,188	1.92	174,732	8.325	359.37	616	86.1
3/37 6-month LIBOR	13	3,050,092	0.76	234,622	8.338	479.69	607	81.1
3/27 6-month LIBOR - 60-month Interest Only	8	1,654,800	0.41	206,850	7.240	360.00	706	80.8
3/27 6-month LIBOR - 40/30-Year Balloon	2	475,031	0.12	237,515	6.610	358.68	608	70.9
5/25 6-month LIBOR	17	3,537,243	0.88	208,073	7.883	359.63	623	84.4
5/35 6-month LIBOR	4	951,049	0.24	237,762	7.534	479.83	552	75.4
5/25 6-month LIBOR - 120-month Interest Only	4	988,200	0.25	247,050	6.790	359.87	671	69.3
15-Year Fixed	18	1,910,355	0.48	106,131	8.309	179.71	601	72.1
20-Year Fixed	17	2,128,261	0.53	125,192	8.207	239.70	597	73.0
25-Year Fixed	3	428,739	0.11	142,913	7.227	299.48	573	61.2
30-Year Fixed	514	77,726,571	19.43	151,219	8.293	359.51	601	75.7
30-Year Fixed - Credit Comeback	33	4,184,266	1.05	126,796	9.103	359.53	589	78.2
40-Year Fixed	63	11,891,875	2.97	188,760	8.328	479.59	594	78.1
40-Year Fixed - Credit Comeback	6	880,879	0.22	146,813	8.682	479.45	589	74.2
30/15-Year Fixed Balloon	1	65,960	0.02	65,960	11.750	178.00	517	60.0
40/30-Year Fixed Balloon	4	1,177,559	0.29	294,390	7.682	358.76	636	66.5
Total/Avg./Wtd. Avg.	2,296	$399,991,308	100.00%

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,271	$221,593,207	55.40%	$174,346	8.280%	359.60	607	83.1%
ARM 480	366	78,003,636	19.50	213,125	8.154	479.60	584	79.8
Fixed 180	19	1,976,315	0.49	104,017	8.424	179.65	598	71.7
Fixed 240	17	2,128,261	0.53	125,192	8.207	239.70	597	73.0
Fixed 300	3	428,739	0.11	142,913	7.227	299.48	573	61.2
Fixed 360	551	83,088,396	20.77	150,796	8.326	359.50	601	75.7
Fixed 480	69	12,772,754	3.19	185,112	8.353	479.58	594	77.9
Total/Avg./Wtd. Avg.	2,296	$399,991,308	100.00%

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01 - $50,000.00	16	$761,570	0.19%	$47,598	10.617%	361.13	576	69.7%
$50,000.01 - $75,000.00	191	12,203,588	3.05	63,893	9.781	358.39	603	82.7
$75,000.01 - $100,000.00	331	29,163,096	7.29	88,106	8.917	367.65	597	81.9
$100,000.01 - $150,000.00	587	72,475,437	18.12	123,468	8.584	374.12	604	82.2
$150,000.01 - $200,000.00	396	68,770,177	17.19	173,662	8.374	387.76	599	80.5
$200,000.01 - $250,000.00	308	69,063,656	17.27	224,233	8.021	385.84	599	78.6
$250,000.01 - $300,000.00	203	55,805,340	13.95	274,903	7.975	397.96	597	81.2
$300,000.01 - $350,000.00	162	52,330,639	13.08	323,029	7.878	394.54	601	80.7
$350,000.01 - $400,000.00	80	29,614,882	7.40	370,186	7.882	390.97	601	79.0
$400,000.01 - $450,000.00	14	5,771,387	1.44	412,242	7.403	385.59	630	78.5
$450,000.01 - $500,000.00	4	1,925,589	0.48	481,397	7.891	418.45	608	72.9
$500,000.01 - $550,000.00	3	1,541,910	0.39	513,970	8.303	400.66	592	85.0
$550,000.01 - $600,000.00	1	564,037	0.14	564,037	9.750	359.00	651	95.0
Total/Avg./Wtd. Avg.	2,296	$399,991,308	100.00%

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	43	$5,007,210	1.25%	$116,447	9.167%	371.23	602	89.8%
Alaska	6	944,064	0.24	157,344	8.566	330.20	599	86.4
Arizona	84	15,563,573	3.89	185,281	8.176	399.32	614	80.2
Arkansas	12	1,234,800	0.31	102,900	8.819	369.76	590	79.1
California	169	45,989,766	11.50	272,129	7.472	408.31	602	74.2
Colorado	33	5,377,082	1.34	162,942	8.146	384.66	606	85.6
Connecticut	47	8,364,942	2.09	177,977	8.472	390.25	598	81.9
Delaware	3	495,294	0.12	165,098	8.470	397.77	565	82.3
District of Columbia	7	1,545,146	0.39	220,735	8.580	372.82	598	78.5
Florida	240	43,794,510	10.95	182,477	8.288	390.25	600	80.5
Georgia	139	19,521,132	4.88	140,440	8.857	369.17	604	83.7
Hawaii	7	1,699,717	0.42	242,817	7.513	384.67	633	73.3
Idaho	12	1,710,607	0.43	142,551	7.910	387.34	557	70.5
Illinois	106	19,169,279	4.79	180,842	8.659	373.15	605	83.8
Indiana	33	2,936,752	0.73	88,992	9.198	366.51	600	86.2
Iowa	22	2,378,512	0.59	108,114	8.647	359.24	609	88.0
Kansas	17	2,094,414	0.52	123,201	8.975	359.67	585	82.4
Kentucky	20	1,917,295	0.48	95,865	8.962	364.51	593	88.1
Louisiana	25	3,059,220	0.76	122,369	8.969	359.59	592	84.7
Maine	10	1,176,611	0.29	117,661	8.179	374.88	610	86.1
Maryland	107	22,639,599	5.66	211,585	8.048	389.34	603	78.7
Massachusetts	54	12,626,490	3.16	233,824	8.093	401.98	587	78.6
Michigan	78	9,896,353	2.47	126,876	8.929	378.70	599	85.3
Minnesota	35	5,364,814	1.34	153,280	8.290	372.64	617	81.1
Mississippi	17	1,670,918	0.42	98,289	8.709	361.87	596	82.5
Missouri	53	5,361,225	1.34	101,155	9.180	378.79	593	85.6
Montana	6	1,224,476	0.31	204,079	8.557	359.52	580	85.2
Nebraska	4	429,513	0.11	107,378	8.944	359.79	626	87.4
Nevada	32	7,058,242	1.76	220,570	7.774	400.28	609	79.6
New Hampshire	14	2,922,982	0.73	208,784	7.439	359.44	601	82.6
New Jersey	108	26,645,742	6.66	246,720	8.148	387.86	590	75.8
New Mexico	21	2,772,027	0.69	132,001	8.834	393.54	597	80.6
New York	95	23,424,790	5.86	246,577	7.913	380.86	588	76.8
North Carolina	77	11,031,969	2.76	143,272	9.182	378.70	590	86.1
North Dakota	2	217,534	0.05	108,767	8.587	359.50	594	81.5
Ohio	41	4,105,035	1.03	100,123	9.036	365.25	594	86.1
Oklahoma	13	1,250,243	0.31	96,173	8.993	369.68	601	88.2
Oregon	35	7,440,761	1.86	212,593	7.730	385.03	643	83.7
Pennsylvania	63	8,167,415	2.04	129,642	8.437	381.24	607	85.8
Rhode Island	12	3,191,505	0.80	265,959	7.906	382.50	597	84.1
South Carolina	25	2,607,382	0.65	104,295	8.873	360.75	589	83.7
South Dakota	1	98,010	0.02	98,010	9.770	360.00	581	90.0
Tennessee	49	5,361,123	1.34	109,411	9.282	370.01	600	89.1
Texas	130	14,313,624	3.58	110,105	8.170	349.39	607	77.7
Utah	33	6,194,321	1.55	187,707	8.409	379.56	593	84.6
Vermont	4	738,152	0.18	184,538	8.723	359.00	587	82.6
Virginia	58	10,701,148	2.68	184,503	8.339	401.43	600	81.7
Washington	54	12,826,537	3.21	237,528	7.799	401.39	604	82.1
West Virginia	6	1,215,077	0.30	202,513	7.837	359.58	578	83.3
Wisconsin	30	4,116,751	1.03	137,225	8.697	378.66	616	84.6
Wyoming	4	397,623	0.10	99,406	9.478	359.54	577	87.5
Total/Avg./Wtd. Avg.	2,296	$399,991,308	100.00%

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	89	$14,265,687	3.57%	$160,289	7.677%	383.16	574	41.6%
50.01 - 55.00	47	8,660,901	2.17	184,274	7.498	388.67	579	52.4
55.01 - 60.00	49	8,461,397	2.12	172,682	7.438	386.16	589	57.6
60.01 - 65.00	85	16,974,338	4.24	199,698	7.413	383.91	581	62.8
65.01 - 70.00	106	19,731,305	4.93	186,144	7.957	389.12	585	68.5
70.01 - 75.00	149	29,171,720	7.29	195,783	7.824	397.71	585	73.6
75.01 - 80.00	619	100,819,482	25.21	162,875	8.067	383.73	613	79.5
80.01 - 85.00	292	57,551,573	14.39	197,094	8.313	383.75	584	84.3
85.01 - 90.00	488	92,494,858	23.12	189,539	8.474	387.71	607	89.5
90.01 - 95.00	224	33,256,238	8.31	148,465	9.210	377.40	612	94.7
95.01 - 100.00	148	18,603,808	4.65	125,701	9.466	376.41	625	99.9
Total/Avg./Wtd. Avg.	2,296	$399,991,308	100.00%

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	86	$13,803,477	3.45%	$160,506	7.688%	381.19	575	41.6%
50.01 - 55.00	47	8,660,901	2.17	184,274	7.498	388.67	579	52.4
55.01 - 60.00	51	8,607,608	2.15	168,777	7.444	385.71	590	57.3
60.01 - 65.00	86	17,290,338	4.32	201,050	7.408	385.66	580	62.4
65.01 - 70.00	106	19,731,305	4.93	186,144	7.957	389.12	585	68.5
70.01 - 75.00	143	28,415,547	7.10	198,710	7.834	397.30	583	73.6
75.01 - 80.00	329	59,614,035	14.90	181,198	8.169	387.45	586	79.2
80.01 - 85.00	291	57,362,108	14.34	197,121	8.305	383.82	584	84.3
85.01 - 90.00	490	92,656,458	23.16	189,095	8.476	387.66	607	89.5
90.01 - 95.00	229	34,367,112	8.59	150,075	9.172	376.82	613	94.2
95.01 - 100.00	438	59,482,419	14.87	135,805	8.399	378.53	644	86.1
Total/Avg./Wtd. Avg.	2,296	$399,991,308	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.501 - 5.000	1	$300,000	0.08%	$300,000	5.000%	480.00	632	75.0%
5.001 - 5.500	3	969,811	0.24	323,270	5.417	400.35	585	74.6
5.501 - 6.000	13	3,817,900	0.95	293,685	5.881	366.07	669	75.0
6.001 - 6.500	70	16,900,270	4.23	241,432	6.384	387.44	624	71.1
6.501 - 7.000	176	41,442,521	10.36	235,469	6.827	378.31	618	72.4
7.001 - 7.500	233	48,598,784	12.15	208,578	7.330	389.54	607	77.0
7.501 - 8.000	397	72,670,422	18.17	183,049	7.821	386.96	604	78.8
8.001 - 8.500	327	54,741,346	13.69	167,405	8.331	386.85	604	81.3
8.501 - 9.000	411	70,583,168	17.65	171,735	8.792	388.02	589	83.0
9.001 - 9.500	234	36,180,354	9.05	154,617	9.294	390.89	584	85.8
9.501 - 10.000	212	30,762,776	7.69	145,107	9.766	378.02	591	88.9
10.001 - 10.500	92	10,688,566	2.67	116,180	10.268	378.30	595	89.8
10.501 - 11.000	56	5,507,445	1.38	98,347	10.760	370.52	582	90.5
11.001 - 11.500	31	3,540,179	0.89	114,199	11.341	359.90	567	88.2
11.501 - 12.000	28	2,534,142	0.63	90,505	11.813	359.04	550	81.4
12.001 - 12.500	9	584,723	0.15	64,969	12.261	363.51	557	84.3
12.501 - 13.000	1	56,000	0.01	56,000	12.875	360.00	598	100.0
13.501 - 14.000	2	112,900	0.03	56,450	13.824	360.00	586	100.0
Total/Avg./Wtd. Avg.	2,296	$399,991,308	100.00%

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	1,851	$311,086,469	77.77%	$168,064	8.280%	383.83	598	80.8%
Planned Unit Development	260	52,004,346	13.00	200,017	8.190	390.19	604	80.8
Low-Rise Condominium	114	18,662,690	4.67	163,708	8.353	389.38	623	83.2
Two Family Home	58	14,204,664	3.55	244,908	8.078	390.25	607	74.5
Three Family Home	9	2,687,801	0.67	298,645	8.266	387.28	598	74.6
Four Family Home	3	1,162,589	0.29	387,530	8.600	406.23	635	73.4
High-Rise Condominium	1	182,750	0.05	182,750	9.500	360.00	634	85.0
Total/Avg./Wtd. Avg.	2,296	$399,991,308	100.00%

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1,615	$312,787,202	78.20%	$193,676	8.150%	386.94	595	79.2%
Purchase	554	64,674,700	16.17	116,741	8.911	378.13	625	87.3
Refinance - Rate/Term	127	22,529,406	5.63	177,397	8.030	381.64	603	80.5
Total/Avg./Wtd. Avg.	2,296	$399,991,308	100.00%

Occupancy Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	2,172	$381,042,315	95.26%	$175,434	8.243%	385.48	598	80.5%
Investment Property	103	15,502,175	3.88	150,507	8.775	380.36	655	83.0
Second Home	21	3,446,817	0.86	164,134	8.564	378.13	645	80.9
Total/Avg./Wtd. Avg.	2,296	$399,991,308	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
121 - 180	19	$1,976,315	0.49%	$104,017	8.424%	179.65	598	71.7%
181 - 300	20	2,557,000	0.64	127,850	8.042	249.72	593	71.0
301 - 360	1,822	304,681,603	76.17	167,224	8.292	359.57	605	81.1
Greater than 360	435	90,776,390	22.69	208,681	8.182	479.59	586	79.5
Total/Avg./Wtd. Avg.	2,296	$399,991,308	100.00%

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	1,645	$267,028,860	66.76%	$162,328	8.179%	384.01	593	81.7%
Stated Income	651	132,962,448	33.24	204,243	8.441	387.64	615	78.5
Total/Avg./Wtd. Avg.	2,296	$399,991,308	100.00%

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
761 - 780	11	$2,295,809	0.57%	$208,710	8.639%	359.41	772	82.9%
741 - 760	17	3,187,937	0.80	187,526	7.348	401.61	751	84.6
721 - 740	24	4,573,158	1.14	190,548	7.525	366.05	728	82.5
701 - 720	27	4,459,880	1.11	165,181	7.655	379.96	710	85.5
681 - 700	74	14,351,358	3.59	193,937	7.631	375.25	689	83.8
661 - 680	122	22,511,891	5.63	184,524	7.685	375.56	670	80.2
641 - 660	209	37,575,240	9.39	179,786	7.947	375.92	650	81.9
621 - 640	278	45,486,683	11.37	163,621	8.161	374.91	631	82.4
601 - 620	348	57,300,073	14.33	164,655	8.135	387.66	610	82.9
581 - 600	356	58,881,957	14.72	165,399	8.527	384.86	590	82.5
561 - 580	295	50,912,768	12.73	172,586	8.562	383.99	570	80.9
541 - 560	247	46,371,605	11.59	187,739	8.466	396.74	550	78.6
521 - 540	168	30,847,605	7.71	183,617	8.564	395.68	530	75.2
501 - 520	118	20,875,227	5.22	176,909	8.525	402.31	512	70.7
500 or Less	2	360,116	0.09	180,058	9.406	457.95	500	79.8
Total/Avg./Wtd. Avg.	2,296	$399,991,308	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	1,911	$326,017,220	81.51%	$170,600	8.254%	384.16	608	82.2%
A-	150	29,576,151	7.39	197,174	8.373	383.94	578	77.9
B	160	30,903,837	7.73	193,149	8.260	394.85	566	73.6
C	68	12,407,819	3.10	182,468	8.302	394.26	553	65.5
C-	1	79,839	0.02	79,839	9.250	359.00	537	51.5
D	6	1,006,442	0.25	167,740	8.657	361.60	522	54.0
Total/Avg./Wtd. Avg.	2,296	$399,991,308	100.00%

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	866	$147,615,591	36.90%	$170,457	8.424%	376.63	599	80.1%
12	110	25,362,266	6.34	230,566	8.067	384.31	602	78.2
24	1,073	185,832,913	46.46	173,190	8.192	393.88	599	82.0
35	1	135,926	0.03	135,926	9.000	359.00	626	80.0
36	246	41,044,612	10.26	166,848	8.155	377.53	611	78.0
Total/Avg./Wtd. Avg.	2,296	$399,991,308	100.00%

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	16	$4,106,125	1.37%	$256,633	7.192%	359.69	556	75.9%
19 - 24	24	1,529	277,146,116	92.51	181,260	8.280	391.64	600	82.3
32 - 37	35	67	12,868,111	4.30	192,061	8.126	387.94	625	83.7
38 or Greater	60	25	5,476,492	1.83	219,060	7.625	380.55	619	80.1
Total/Avg./Wtd. Avg.		1,637	$299,596,843	100.00%

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	2	$461,000	0.15%	$230,500	7.160%	360.00	605	75.8%
3.001 - 4.000	7	1,465,228	0.49	209,318	8.330	377.20	577	79.1
4.001 - 5.000	26	5,944,120	1.98	228,620	7.255	398.48	619	77.4
5.001 - 6.000	198	38,913,770	12.99	196,534	7.931	397.98	599	77.9
6.001 - 7.000	1,212	216,393,068	72.23	178,542	8.238	389.61	601	82.7
7.001 - 8.000	192	36,419,657	12.16	189,686	8.810	390.22	599	85.0
Total/Avg./Wtd. Avg.	1,637	$299,596,843	100.00%
____________
(1)	The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.529%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.501 - 12.000	1	$300,000	0.10%	$300,000	5.000%	480.00	632	75.0%
12.001 - 12.500	7	1,756,185	0.59	250,884	5.860	392.09	613	74.1
12.501 - 13.000	22	6,207,776	2.07	282,172	6.221	381.08	649	75.1
13.001 - 13.500	63	14,480,123	4.83	229,843	6.681	404.87	618	74.6
13.501 - 14.000	140	31,789,408	10.61	227,067	7.073	390.06	613	75.7
14.001 - 14.500	181	39,354,779	13.14	217,430	7.526	392.75	602	78.9
14.501 - 15.000	287	54,562,824	18.21	190,114	7.947	388.25	601	81.1
15.001 - 15.500	237	41,275,990	13.78	174,160	8.435	390.33	600	82.7
15.501 - 16.000	303	53,974,731	18.02	178,134	8.840	394.41	590	84.2
16.001 - 16.500	158	25,148,404	8.39	159,167	9.301	395.29	588	87.8
16.501 - 17.000	129	20,189,133	6.74	156,505	9.753	379.96	598	91.1
17.001 - 17.500	48	5,377,393	1.79	112,029	10.294	387.99	601	94.3
17.501 - 18.000	34	3,199,508	1.07	94,103	10.717	364.80	595	94.5
18.001 - 18.500	12	881,623	0.29	73,469	11.318	359.57	583	95.7
18.501 - 19.000	11	880,029	0.29	80,003	11.784	377.71	563	93.4
19.001 - 19.500	2	106,037	0.04	53,018	12.309	359.53	589	97.4
Greater than 19.500	2	112,900	0.04	56,450	13.824	360.00	586	100.0
Total/Avg./Wtd. Avg.	1,637	$299,596,843	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.117%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	26	$5,282,736	1.76%	$203,182	7.412%	363.07	568	78.1%
1.500	1,339	241,399,946	80.57	180,284	8.277	391.92	601	82.9
2.000	2	392,760	0.13	196,380	8.043	358.46	595	73.9
3.000	270	52,521,400	17.53	194,524	8.195	388.91	604	79.6
Total/Avg./Wtd. Avg.	1,637	$299,596,843	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.755%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	264	$51,145,432	17.07%	$193,733	8.158%	387.47	599	79.2%
1.500	1,373	248,451,411	82.93	180,955	8.265	391.54	601	82.9
Total/Avg./Wtd. Avg.	1,637	$299,596,843	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.415%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.001 - 5.000	1	$300,000	0.10%	$300,000	5.000%	480.00	632	75.0%
5.001 - 6.000	16	4,787,711	1.60	299,232	5.787	373.01	652	75.0
6.001 - 7.000	154	36,089,906	12.05	234,350	6.691	389.38	619	75.5
7.001 - 8.000	453	92,416,411	30.85	204,010	7.622	394.19	604	79.4
8.001 - 9.000	564	102,087,017	34.07	181,005	8.584	392.44	595	83.0
9.001 - 10.000	337	52,828,799	17.63	156,762	9.484	386.65	590	88.6
Greater than 10.000	112	11,087,000	3.70	98,991	10.672	378.17	599	94.1
Total/Avg./Wtd. Avg.	1,637	$299,596,843	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.249%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
May 2007	5	$1,286,130	0.43%	$257,226	7.465%	359.00	595	79.1%
June 2007	11	2,819,995	0.94	256,363	7.067	360.00	538	74.4
August 2008	1	188,590	0.06	188,590	8.130	476.00	686	80.0
September 2008	6	1,096,279	0.37	182,713	8.440	396.36	595	79.6
October 2008	28	4,835,440	1.61	172,694	8.503	376.72	598	78.7
November 2008	498	99,371,429	33.17	199,541	8.297	392.17	598	81.8
December 2008	996	171,654,379	57.30	172,344	8.264	391.63	601	82.7
September 2009	1	104,829	0.03	104,829	9.060	357.00	665	100.0
October 2009	5	723,203	0.24	144,641	9.256	358.16	669	76.4
November 2009	21	4,808,332	1.60	228,968	8.145	382.54	610	87.3
December 2009	40	7,231,747	2.41	180,794	7.986	394.96	630	81.8
November 2011	7	1,594,941	0.53	227,849	8.152	371.11	602	84.8
December 2011	18	3,881,551	1.30	215,642	7.408	384.43	626	78.2
Total/Avg./Wtd. Avg.	1,637	$299,596,843	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is December 2008.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2,152	$366,917,375	91.73%	$170,501	8.338%	387.52	595	80.4%
60	140	32,085,733	8.02	229,184	7.492	359.70	667	83.0
120	4	988,200	0.25	247,050	6.790	359.87	671	69.3
Total/Avg./Wtd. Avg.	2,296	$399,991,308	100.00%

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	4	$1,352,227	0.22%	$338,057	7.820%	359.68	592	86.5%
2/28 6-month LIBOR	831	156,472,233	25.62	188,294	8.987	359.54	601	83.2
2/38 6-month LIBOR	226	63,762,361	10.44	282,134	8.636	479.57	597	82.3
2/28 6-month LIBOR - 60-month Interest Only	551	155,603,329	25.48	282,402	7.841	359.60	629	84.1
2/28 6-month LIBOR - 40/30-Year Balloon	10	2,522,494	0.41	252,249	8.850	359.02	587	83.4
3/27 12-month LIBOR	1	51,888	0.01	51,888	7.750	357.00	782	80.0
3/27 6-month LIBOR	36	8,574,447	1.40	238,179	8.147	359.38	622	78.8
3/37 6-month LIBOR	4	1,302,449	0.21	325,612	8.824	479.40	571	87.9
3/27 6-month LIBOR - 120-month Interest Only	2	676,000	0.11	338,000	7.064	357.01	635	80.0
3/27 6-month LIBOR - 60-month Interest Only	19	6,064,929	0.99	319,207	7.395	359.60	616	85.0
3/27 12-month LIBOR - 120-month Interest Only	3	854,660	0.14	284,887	7.047	358.57	692	81.1
3/27 6-month LIBOR - 40/30-Year Balloon	1	103,981	0.02	103,981	9.450	359.00	611	80.0
5/25 12-month LIBOR	2	514,769	0.08	257,385	6.061	359.00	718	80.0
5/25 6-month LIBOR	27	5,016,462	0.82	185,795	7.350	359.20	668	78.9
5/35 12-month LIBOR	3	418,086	0.07	139,362	7.130	479.30	708	74.9
5/35 6-month LIBOR	7	2,409,126	0.39	344,161	7.770	479.59	601	78.6
5/25 6-month LIBOR - 120-month Interest Only	89	20,868,323	3.42	234,476	7.036	358.86	680	80.4
5/25 6-month LIBOR - 60-month Interest Only	2	791,376	0.13	395,688	7.392	354.86	673	78.5
5/25 12-month LIBOR - 120-month Interest Only	44	9,594,956	1.57	218,067	6.997	359.36	684	81.5
5/25 12-month LIBOR - 60-month Interest Only	7	1,771,724	0.29	253,103	7.179	357.80	764	81.7
5/35 12-month LIBOR - 120-month Interest Only	7	1,708,535	0.28	244,076	7.060	479.49	746	82.9
5/35 12-month LIBOR - 60-month Interest Only	1	240,600	0.04	240,600	7.375	479.00	701	90.0
7/33 12-month LIBOR	1	395,263	0.06	395,263	7.125	475.00	597	80.0
7/23 12-month LIBOR - 120-month Interest Only	2	219,200	0.04	109,600	6.591	357.21	729	83.9
10-Year Fixed	4	300,600	0.05	75,150	8.833	120.00	599	59.0
15-Year Fixed	25	3,232,123	0.53	129,285	7.404	179.65	615	59.1
15-Year Fixed - Credit Comeback	4	322,701	0.05	80,675	9.499	179.67	589	69.1
20-Year Fixed	11	1,279,307	0.21	116,301	7.677	239.88	620	75.8
25-Year Fixed	4	886,155	0.15	221,539	7.101	299.91	560	64.4
30-Year Fixed	507	101,070,139	16.55	199,349	7.598	359.57	617	74.9
30-Year Fixed - Credit Comeback	54	7,084,426	1.16	131,193	8.974	359.73	596	82.1
40-Year Fixed	107	28,604,697	4.68	267,334	7.141	479.56	605	71.1
40-Year Fixed - Credit Comeback	5	831,504	0.14	166,301	8.494	479.90	593	75.1
30-Year Fixed - 60-month Interest Only	91	25,199,382	4.13	276,916	7.404	359.61	634	78.3
40/30-Year Fixed Balloon	2	588,511	0.10	294,256	10.407	359.00	545	80.0
Total/Avg./Wtd. Avg.	2,694	$610,688,967	100.00%

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,631	$371,053,000	60.76%	$227,500	8.247%	359.49	622	83.2%
ARM 480	249	70,236,421	11.50	282,074	8.550	479.54	601	82.3
Fixed 120	4	300,600	0.05	75,150	8.833	120.00	599	59.0
Fixed 180	29	3,554,824	0.58	122,580	7.595	179.65	612	60.0
Fixed 240	11	1,279,307	0.21	116,301	7.677	239.88	620	75.8
Fixed 300	4	886,155	0.15	221,539	7.101	299.91	560	64.4
Fixed 360	654	133,942,458	21.93	204,805	7.647	359.58	618	76.0
Fixed 480	112	29,436,201	4.82	262,823	7.179	479.57	605	71.2
Total/Avg./Wtd. Avg.	2,694	$610,688,967	100.00%

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01 - $50,000.00	20	$978,624	0.16%	$48,931	9.793%	359.39	579	54.3%
$50,000.01 - $75,000.00	183	11,714,277	1.92	64,012	9.853	355.74	594	77.2
$75,000.01 - $100,000.00	285	25,081,906	4.11	88,007	9.118	357.86	600	80.1
$100,000.01 - $150,000.00	537	66,946,617	10.96	124,668	8.546	367.73	611	80.5
$150,000.01 - $200,000.00	454	79,561,214	13.03	175,245	8.262	374.80	613	79.8
$200,000.01 - $250,000.00	311	70,038,772	11.47	225,205	8.110	374.44	618	81.1
$250,000.01 - $300,000.00	278	76,141,425	12.47	273,890	8.087	383.78	621	82.6
$300,000.01 - $350,000.00	204	66,177,940	10.84	324,402	7.706	381.89	625	81.1
$350,000.01 - $400,000.00	108	40,108,171	6.57	371,372	7.843	376.22	624	82.8
$400,000.01 - $450,000.00	71	30,446,466	4.99	428,823	7.892	391.57	618	82.1
$450,000.01 - $500,000.00	76	36,409,916	5.96	479,078	7.399	383.99	619	77.4
$500,000.01 - $550,000.00	52	27,454,149	4.50	527,964	7.893	382.54	616	80.6
$550,000.01 - $600,000.00	31	17,742,297	2.91	572,332	7.543	390.03	623	80.5
$600,000.01 - $650,000.00	20	12,543,158	2.05	627,158	8.118	395.96	621	84.2
$650,000.01 - $700,000.00	22	14,864,631	2.43	675,665	8.270	380.94	627	84.0
$700,000.01 - $750,000.00	13	9,399,001	1.54	723,000	7.736	396.29	609	76.6
$750,000.01 - $800,000.00	10	7,772,163	1.27	777,216	7.759	371.74	646	79.3
$800,000.01 - $850,000.00	3	2,457,597	0.40	819,199	6.623	340.70	629	60.3
$850,000.01 - $900,000.00	6	5,304,050	0.87	884,008	7.208	380.18	652	82.8
Greater than $900,000.00	10	9,546,593	1.56	954,659	8.178	359.51	619	80.0
Total/Avg./Wtd. Avg.	2,694	$610,688,967	100.00%

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	56	$6,591,330	1.08%	$117,702	9.104%	366.78	609	86.4%
Alaska	2	355,600	0.06	177,800	9.917	407.45	610	98.0
Arizona	113	26,092,331	4.27	230,906	8.106	382.07	616	79.6
Arkansas	2	366,352	0.06	183,176	10.451	359.00	684	94.6
California	449	161,779,738	26.49	360,311	7.323	384.04	617	76.3
Colorado	47	10,094,255	1.65	214,771	7.992	373.89	612	81.5
Connecticut	29	8,049,970	1.32	277,585	8.365	383.74	594	79.9
Delaware	10	1,753,000	0.29	175,300	8.544	366.42	606	86.3
District of Columbia	15	3,663,020	0.60	244,201	8.150	383.38	629	77.0
Florida	395	86,190,618	14.11	218,204	8.165	377.28	621	81.4
Georgia	91	16,231,969	2.66	178,373	8.549	373.34	642	83.5
Hawaii	18	7,524,433	1.23	418,024	7.446	408.99	651	82.5
Idaho	21	3,096,194	0.51	147,438	8.266	375.74	614	82.7
Illinois	123	26,071,519	4.27	211,964	8.757	375.99	626	83.9
Indiana	37	4,344,776	0.71	117,426	9.463	361.36	595	89.4
Iowa	5	521,224	0.09	104,245	9.898	359.43	601	90.4
Kansas	6	790,100	0.13	131,683	8.654	375.38	620	80.0
Kentucky	11	1,124,005	0.18	102,182	10.254	359.88	578	89.7
Louisiana	28	3,702,012	0.61	132,215	9.559	359.77	596	86.7
Maine	2	1,379,000	0.23	689,500	9.242	360.00	687	84.9
Maryland	51	13,954,444	2.29	273,617	8.487	375.64	613	81.7
Massachusetts	39	11,260,562	1.84	288,732	7.769	380.71	614	78.0
Michigan	86	9,780,845	1.60	113,731	9.303	369.60	585	87.7
Minnesota	22	4,619,770	0.76	209,990	8.790	392.23	605	82.7
Mississippi	31	3,523,181	0.58	113,651	9.063	356.16	602	91.1
Missouri	48	6,908,407	1.13	143,925	8.827	384.02	621	86.1
Montana	10	1,646,369	0.27	164,637	9.018	359.22	585	77.6
Nebraska	5	474,950	0.08	94,990	9.116	359.65	571	80.1
Nevada	63	17,499,496	2.87	277,770	7.759	367.80	637	83.1
New Hampshire	11	2,326,286	0.38	211,481	7.816	372.60	593	81.2
New Jersey	77	22,440,264	3.67	291,432	8.593	374.95	608	79.7
New Mexico	15	2,952,113	0.48	196,808	8.708	375.75	620	82.0
New York	86	32,314,514	5.29	375,750	8.033	381.30	625	80.5
North Carolina	36	5,440,388	0.89	151,122	8.863	367.73	598	83.2
North Dakota	1	89,956	0.01	89,956	9.500	359.00	593	94.7
Ohio	44	5,789,920	0.95	131,589	8.372	363.00	612	86.5
Oklahoma	28	3,000,366	0.49	107,156	9.501	353.08	597	87.6
Oregon	35	7,467,140	1.22	213,347	8.084	398.99	634	82.9
Pennsylvania	85	10,711,317	1.75	126,015	9.051	362.26	612	86.6
Rhode Island	5	1,192,852	0.20	238,570	8.737	359.22	638	81.2
South Carolina	14	2,452,773	0.40	175,198	8.879	400.29	584	77.2
South Dakota	5	992,545	0.16	198,509	8.406	359.55	591	77.9
Tennessee	48	6,986,556	1.14	145,553	8.308	366.50	615	81.4
Texas	174	21,497,374	3.52	123,548	8.733	357.30	623	84.9
Utah	36	7,210,364	1.18	200,288	8.250	367.72	619	82.4
Vermont	3	492,907	0.08	164,302	8.193	358.75	597	83.9
Virginia	72	16,347,130	2.68	227,043	8.146	375.17	602	81.8
Washington	73	16,694,102	2.73	228,686	7.744	379.26	633	82.1
West Virginia	5	904,543	0.15	180,909	10.002	426.84	523	70.4
Wisconsin	23	3,548,669	0.58	154,290	8.570	363.57	633	84.4
Wyoming	3	447,420	0.07	149,140	7.938	406.11	617	85.4
Total/Avg./Wtd. Avg.	2,694	$610,688,967	100.00%

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	139	$24,743,524	4.05%	$178,011	7.564%	373.66	583	42.3%
50.01 - 55.00	41	8,637,494	1.41	210,671	7.414	368.32	598	52.8
55.01 - 60.00	62	14,747,483	2.41	237,863	7.209	390.85	584	57.9
60.01 - 65.00	94	22,345,816	3.66	237,721	7.314	377.27	590	62.7
65.01 - 70.00	87	20,405,107	3.34	234,541	7.718	387.62	592	68.5
70.01 - 75.00	158	37,270,201	6.10	235,887	7.821	384.10	596	73.7
75.01 - 80.00	983	223,129,560	36.54	226,988	7.772	374.18	642	79.7
80.01 - 85.00	238	60,518,944	9.91	254,281	8.196	389.35	594	84.2
85.01 - 90.00	410	96,369,617	15.78	235,048	8.272	378.47	612	89.5
90.01 - 95.00	295	64,588,448	10.58	218,944	9.122	372.31	613	94.7
95.01 - 100.00	187	37,932,773	6.21	202,849	9.375	373.74	628	99.9
Total/Avg./Wtd. Avg.	2,694	$610,688,967	100.00%

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	138	$24,669,564	4.04%	$178,765	7.560%	373.70	583	42.3%
50.01 - 55.00	40	8,508,494	1.39	212,712	7.427	366.62	599	52.8
55.01 - 60.00	62	14,747,483	2.41	237,863	7.209	390.85	584	57.9
60.01 - 65.00	94	22,345,816	3.66	237,721	7.314	377.27	590	62.7
65.01 - 70.00	85	19,805,889	3.24	233,010	7.732	388.45	587	68.3
70.01 - 75.00	131	31,420,062	5.15	239,848	7.883	388.17	585	73.6
75.01 - 80.00	284	76,150,296	12.47	268,135	7.950	378.98	605	79.2
80.01 - 85.00	238	60,270,744	9.87	253,238	8.204	389.47	594	84.2
85.01 - 90.00	433	101,192,042	16.57	233,700	8.218	378.10	615	88.9
90.01 - 95.00	317	69,883,351	11.44	220,452	8.976	372.44	618	93.6
95.01 - 100.00	872	181,695,227	29.75	208,366	8.051	371.79	654	84.0
Total/Avg./Wtd. Avg.	2,694	$610,688,967	100.00%

___________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.000 or Less	1	$211,695	0.03%	$211,695	4.000%	359.00	671	80.0%
5.001 - 5.500	5	1,397,501	0.23	279,500	5.500	359.83	656	77.4
5.501 - 6.000	33	12,127,971	1.99	367,514	5.890	364.29	642	74.0
6.001 - 6.500	179	58,753,954	9.62	328,234	6.369	376.42	631	72.1
6.501 - 7.000	335	92,652,191	15.17	276,574	6.825	374.73	635	75.5
7.001 - 7.500	328	83,314,953	13.64	254,009	7.322	378.96	632	79.5
7.501 - 8.000	351	80,335,402	13.15	228,876	7.795	375.64	628	81.5
8.001 - 8.500	295	69,396,657	11.36	235,243	8.295	381.06	623	82.6
8.501 - 9.000	316	64,893,213	10.63	205,358	8.797	375.87	615	84.2
9.001 - 9.500	244	49,300,371	8.07	202,051	9.324	385.27	597	84.7
9.501 - 10.000	256	47,105,922	7.71	184,008	9.787	382.02	580	85.7
10.001 - 10.500	147	22,603,777	3.70	153,767	10.278	379.67	578	86.7
10.501 - 11.000	117	16,075,096	2.63	137,394	10.793	371.33	572	88.8
11.001 - 11.500	48	6,436,028	1.05	134,084	11.286	368.17	567	86.8
11.501 - 12.000	21	2,266,756	0.37	107,941	11.751	377.05	595	85.2
12.001 - 12.500	15	3,591,679	0.59	239,445	12.242	371.07	602	90.9
12.501 - 13.000	3	225,800	0.04	75,267	12.763	360.00	549	89.5
Total/Avg./Wtd. Avg.	2,694	$610,688,967	100.00%

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	1,990	$430,706,066	70.53%	$216,435	8.118%	378.02	613	80.2%
Planned Unit Development	410	109,655,128	17.96	267,452	7.969	377.70	628	83.0
Low-Rise Condominium	185	40,196,191	6.58	217,277	8.037	371.99	635	81.9
Two Family Home	73	19,682,422	3.22	269,622	8.323	389.06	635	80.4
High-Rise Condominium	13	4,795,382	0.79	368,876	8.059	358.81	619	79.9
Three Family Home	9	2,970,397	0.49	330,044	8.028	359.59	654	76.6
Four Family Home	9	2,101,558	0.34	233,506	8.236	359.29	630	72.4
Manufactured Housing(1)	5	581,823	0.10	116,365	8.450	359.53	637	61.1
Total/Avg./Wtd. Avg.	2,694	$610,688,967	100.00%
____________
(1)	Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1,286	$317,030,836	51.91%	$246,525	7.969%	380.16	599	77.2%
Purchase	1,294	269,245,050	44.09	208,072	8.269	375.52	640	85.1
Refinance - Rate/Term	114	24,413,081	4.00	214,150	7.747	367.24	624	79.0
Total/Avg./Wtd. Avg.	2,694	$610,688,967	100.00%

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	2,527	$577,516,199	94.57%	$228,538	8.065%	377.39	615	80.8%
Investment Property	143	26,562,094	4.35	185,749	8.690	378.00	663	81.9
Second Home	24	6,610,673	1.08	275,445	8.094	394.59	665	74.8
Total/Avg./Wtd. Avg.	2,694	$610,688,967	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	4	$300,600	0.05%	$75,150	8.833%	120.00	599	59.0%
121 - 180	29	3,554,824	0.58	122,580	7.595	179.65	612	60.0
181 - 300	15	2,165,462	0.35	144,364	7.441	264.44	596	71.1
301 - 360	2,285	504,995,459	82.69	221,005	8.088	359.51	621	81.3
Greater than 360	361	99,672,622	16.32	276,101	8.145	479.55	602	79.0
Total/Avg./Wtd. Avg.	2,694	$610,688,967	100.00%

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	1,704	$351,572,571	57.57%	$206,322	7.994%	374.70	605	81.9%
Stated Income	836	226,021,057	37.01	270,360	8.403	383.43	626	78.9
Reduced	87	19,534,706	3.20	224,537	6.967	366.56	698	79.8
Full/Alternative	28	5,134,075	0.84	183,360	6.740	380.20	692	80.6
No Income/No Asset	25	5,120,207	0.84	204,808	7.283	371.87	715	86.0
No Ratio	12	2,836,838	0.46	236,403	7.342	358.29	726	81.8
Stated Income/Stated Asset	2	469,513	0.08	234,756	7.230	356.85	632	80.0
Total/Avg./Wtd. Avg.	2,694	$610,688,967	100.00%

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	6	$1,279,152	0.21%	$213,192	6.925%	389.96	809	85.1%
781 - 800	21	5,071,865	0.83	241,517	7.660	374.42	790	85.3
761 - 780	21	5,472,283	0.90	260,585	7.044	374.54	770	80.6
741 - 760	28	7,261,292	1.19	259,332	7.440	367.18	754	81.1
721 - 740	30	7,229,672	1.18	240,989	7.607	359.40	728	84.2
701 - 720	79	20,661,436	3.38	261,537	7.613	380.52	709	81.7
681 - 700	123	30,945,598	5.07	251,590	7.572	376.72	689	80.6
661 - 680	187	43,867,364	7.18	234,585	7.640	366.32	670	80.3
641 - 660	312	75,428,277	12.35	241,757	7.783	374.06	651	82.6
621 - 640	333	82,130,331	13.45	246,638	7.898	373.04	630	82.4
601 - 620	420	91,333,357	14.96	217,460	7.998	375.65	611	82.5
581 - 600	360	85,660,878	14.03	237,947	8.238	380.45	591	82.2
561 - 580	303	66,155,516	10.83	218,335	8.327	379.29	570	79.8
541 - 560	185	36,927,520	6.05	199,608	8.545	389.31	551	76.1
521 - 540	143	25,019,698	4.10	174,963	9.038	388.98	530	72.8
501 - 520	136	25,567,680	4.19	187,998	9.742	394.70	511	74.2
500 or Less	7	677,049	0.11	96,721	9.441	371.88	500	74.0
Total/Avg./Wtd. Avg.	2,694	$610,688,967	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	2,335	$533,842,133	87.42%	$228,626	8.048%	375.75	625	82.0%
A-	114	27,940,769	4.58	245,094	8.033	371.67	581	77.0
B	153	33,471,578	5.48	218,768	8.414	404.01	564	72.5
C	76	13,235,543	2.17	174,152	8.980	396.21	551	65.1
C-	7	1,034,309	0.17	147,758	9.642	359.81	570	62.0
D	9	1,164,636	0.19	129,404	9.423	414.82	550	47.9
Total/Avg./Wtd. Avg.	2,694	$610,688,967	100.00%

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	670	$162,493,419	26.61%	$242,527	8.526%	377.30	629	81.6%
12	152	49,093,561	8.04	322,984	8.078	377.66	622	81.2
24	1,070	240,967,920	39.46	225,204	8.199	376.84	609	83.5
36	137	35,473,621	5.81	258,932	7.533	369.81	630	78.2
60	665	122,660,446	20.09	184,452	7.476	381.73	616	74.8
Total/Avg./Wtd. Avg.	2,694	$610,688,967	100.00%

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	4	$1,352,227	0.31%	$338,057	7.820%	359.68	592	86.5%
19 - 24	24	1,618	378,360,418	85.74	233,845	8.456	379.79	612	83.4
32 - 37	35	66	17,628,354	3.99	267,096	7.850	368.19	620	81.8
38 or Greater	59	192	43,948,421	9.96	228,898	7.106	373.04	681	80.5
Total/Avg./Wtd. Avg.		1,880	$441,289,421	100.00%

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	154	$33,331,189	7.55%	$216,436	7.041%	368.53	700	80.9%
3.001 - 4.000	11	2,664,216	0.60	242,201	8.082	381.49	625	83.9
4.001 - 5.000	24	5,860,260	1.33	244,178	7.410	359.34	619	77.2
5.001 - 6.000	204	45,575,876	10.33	223,411	8.260	373.62	622	80.3
6.001 - 7.000	1,183	282,437,682	64.00	238,747	8.258	379.88	613	83.6
7.001 - 8.000	263	63,188,503	14.32	240,260	9.107	379.87	602	84.3
8.001 - 9.000	36	7,689,895	1.74	213,608	9.249	409.18	597	84.7
9.001 - 10.000	4	487,885	0.11	121,971	10.665	359.08	593	94.1
11.001 - 12.000	1	53,915	0.01	53,915	9.250	357.00	672	90.0
Total/Avg./Wtd. Avg.	1,880	$441,289,421	100.00%
____________
(1)	The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.279%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
9.001 - 10.000	1	$211,695	0.05%	$211,695	4.000%	359.00	671	80.0%
10.501 - 11.000	1	132,800	0.03	132,800	6.000	358.00	719	80.0
11.001 - 11.500	12	2,443,101	0.55	203,592	6.438	365.28	675	82.1
11.501 - 12.000	45	9,727,622	2.20	216,169	6.829	369.91	692	80.4
12.001 - 12.500	55	12,486,602	2.83	227,029	6.913	371.62	695	79.8
12.501 - 13.000	61	18,342,998	4.16	300,705	6.446	366.40	666	80.1
13.001 - 13.500	84	24,917,896	5.65	296,642	6.627	372.99	641	79.8
13.501 - 14.000	141	43,678,660	9.90	309,778	7.047	372.93	627	80.3
14.001 - 14.500	175	49,500,893	11.22	282,862	7.460	376.45	622	82.3
14.501 - 15.000	241	56,969,671	12.91	236,389	7.899	377.54	624	82.2
15.001 - 15.500	222	56,270,528	12.75	253,471	8.408	384.76	623	83.1
15.501 - 16.000	253	55,658,690	12.61	219,995	8.923	379.62	612	83.9
16.001 - 16.500	164	35,692,405	8.09	217,637	9.363	391.36	594	84.5
16.501 - 17.000	183	37,072,142	8.40	202,580	9.840	383.05	582	86.7
17.001 - 17.500	107	17,785,784	4.03	166,222	10.311	383.08	573	87.3
17.501 - 18.000	79	11,866,716	2.69	150,212	10.795	372.92	567	90.2
18.001 - 18.500	27	4,084,154	0.93	151,265	11.298	367.32	571	85.9
18.501 - 19.000	15	1,830,516	0.41	122,034	11.762	381.22	603	84.0
19.001 - 19.500	12	2,446,797	0.55	203,900	12.237	376.54	605	88.4
Greater than 19.500	2	169,750	0.04	84,875	12.809	360.00	545	87.7
Total/Avg./Wtd. Avg.	1,880	$441,289,421	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.061%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	7	$3,091,227	0.70%	$441,604	8.474%	359.28	636	85.0%
1.500	1,413	333,712,256	75.62	236,173	8.390	378.94	612	83.8
1.800	1	53,977	0.01	53,977	10.200	359.00	591	83.1
2.000	8	1,889,955	0.43	236,244	7.896	358.33	648	82.0
3.000	300	70,076,326	15.88	233,588	8.433	382.90	610	80.5
5.000	109	22,806,119	5.17	209,230	7.044	373.24	694	80.9
6.000	42	9,659,560	2.19	229,990	6.985	358.23	719	80.9
Total/Avg./Wtd. Avg.	1,880	$441,289,421	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 2.016%.

Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	292	$65,947,497	14.94%	$225,848	8.412%	378.52	619	80.5%
1.500	1,475	349,787,719	79.26	237,144	8.369	379.11	612	83.7
2.000	113	25,554,204	5.79	226,143	6.992	371.69	706	81.3
Total/Avg./Wtd. Avg.	1,880	$441,289,421	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.454%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	149	$32,038,289	7.26%	$215,022	7.024%	368.99	702	81.0%
3.001 - 4.000	4	924,250	0.21	231,063	6.907	358.42	666	82.5
5.001 - 6.000	33	11,237,424	2.55	340,528	5.838	367.26	643	78.1
6.001 - 7.000	171	55,106,758	12.49	322,262	6.657	372.84	625	80.0
7.001 - 8.000	401	105,896,750	24.00	264,082	7.586	376.46	627	82.1
8.001 - 9.000	457	111,424,398	25.25	243,817	8.543	381.32	621	83.7
9.001 - 10.000	397	82,730,513	18.75	208,389	9.558	386.80	588	85.0
Greater than 10.000	268	41,931,039	9.50	156,459	10.748	378.92	574	86.9
Total/Avg./Wtd. Avg.	1,880	$441,289,421	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.943%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
May 2007	1	$427,727	0.10%	$427,727	8.250%	359.00	541	94.1%
June 2007	3	924,500	0.21	308,167	7.621	360.00	615	83.1
July 2008	2	683,628	0.15	341,814	8.705	355.00	576	76.3
September 2008	9	2,100,482	0.48	233,387	9.023	357.00	589	78.8
October 2008	43	8,295,443	1.88	192,917	8.884	375.56	588	78.3
November 2008	537	136,873,723	31.02	254,886	8.604	380.72	604	83.7
December 2008	1,027	230,407,143	52.21	224,350	8.346	379.67	617	83.5
August 2009	2	415,834	0.09	207,917	7.341	356.00	631	80.0
September 2009	2	250,765	0.06	125,382	8.844	452.17	684	95.9
October 2009	6	1,494,139	0.34	249,023	7.667	358.00	604	80.0
November 2009	29	6,587,271	1.49	227,147	7.851	362.34	624	80.9
December 2009	27	8,880,345	2.01	328,902	7.876	372.43	618	82.5
May 2011	1	91,011	0.02	91,011	6.500	353.00	685	78.0
June 2011	2	723,371	0.16	361,686	7.613	354.00	690	75.2
July 2011	1	246,200	0.06	246,200	6.875	355.00	800	80.0
August 2011	3	762,300	0.17	254,100	6.750	356.00	719	80.0
September 2011	7	1,661,221	0.38	237,317	7.052	357.00	725	83.1
October 2011	31	6,055,069	1.37	195,325	7.081	360.58	694	79.3
November 2011	79	18,506,186	4.19	234,256	7.119	372.87	690	82.1
December 2011	65	15,288,600	3.46	235,209	7.115	379.68	659	78.9
July 2013	1	395,263	0.09	395,263	7.125	475.00	597	80.0
August 2013	1	86,400	0.02	86,400	7.500	356.00	744	90.0
October 2013	1	132,800	0.03	132,800	6.000	358.00	719	80.0
Total/Avg./Wtd. Avg.	1,880	$441,289,421	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is March 2009.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,876	$387,095,952	63.39%	$206,341	8.349%	387.47	606	79.5%
60	671	189,671,341	31.06	282,670	7.760	359.72	631	83.3
120	147	33,921,674	5.55	230,760	7.024	365.02	684	80.9
Total/Avg./Wtd. Avg.	2,694	$610,688,967	100.00%

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	20	$5,458,352	0.54%	$272,918	7.347%	359.69	565	78.5%
2/28 6-month LIBOR	1,861	325,081,246	32.16	174,681	8.725	359.58	598	83.4
2/38 6-month LIBOR	575	137,764,857	13.63	239,591	8.377	479.58	590	81.0
2/28 6-month LIBOR - 60-month Interest Only	683	186,034,262	18.41	272,378	7.786	359.61	635	83.9
2/28 6-month LIBOR - 40/30-Year Balloon	28	6,626,169	0.66	236,649	8.370	358.91	585	77.5
3/27 12-month LIBOR	1	51,888	0.01	51,888	7.750	357.00	782	80.0
3/27 6-month LIBOR	80	16,262,635	1.61	203,283	8.231	359.37	619	82.3
3/37 6-month LIBOR	17	4,352,541	0.43	256,032	8.484	479.60	596	83.1
3/27 6-month LIBOR - 120-month Interest Only	2	676,000	0.07	338,000	7.064	357.01	635	80.0
3/27 6-month LIBOR - 60-month Interest Only	27	7,719,729	0.76	285,916	7.362	359.69	635	84.1
3/27 12-month LIBOR - 120-month Interest Only	3	854,660	0.08	284,887	7.047	358.57	692	81.1
3/27 6-month LIBOR - 40/30-Year Balloon	3	579,011	0.06	193,004	7.120	358.73	609	72.6
5/25 12-month LIBOR	2	514,769	0.05	257,385	6.061	359.00	718	80.0
5/25 6-month LIBOR	44	8,553,705	0.85	194,402	7.570	359.38	649	81.2
5/35 12-month LIBOR	3	418,086	0.04	139,362	7.130	479.30	708	74.9
5/35 6-month LIBOR	11	3,360,175	0.33	305,470	7.704	479.66	587	77.7
5/25 6-month LIBOR - 120-month Interest Only	93	21,856,523	2.16	235,016	7.025	358.90	680	79.9
5/25 6-month LIBOR - 60-month Interest Only	2	791,376	0.08	395,688	7.392	354.86	673	78.5
5/25 12-month LIBOR - 120-month Interest Only	44	9,594,956	0.95	218,067	6.997	359.36	684	81.5
5/25 12-month LIBOR - 60-month Interest Only	7	1,771,724	0.18	253,103	7.179	357.80	764	81.7
5/35 12-month LIBOR - 120-month Interest Only	7	1,708,535	0.17	244,076	7.060	479.49	746	82.9
5/35 12-month LIBOR - 60-month Interest Only	1	240,600	0.02	240,600	7.375	479.00	701	90.0
7/33 12-month LIBOR	1	395,263	0.04	395,263	7.125	475.00	597	80.0
7/23 12-month LIBOR - 120-month Interest Only	2	219,200	0.02	109,600	6.591	357.21	729	83.9
10-Year Fixed	4	300,600	0.03	75,150	8.833	120.00	599	59.0
15-Year Fixed	43	5,142,478	0.51	119,593	7.740	179.67	609	63.9
15-Year Fixed - Credit Comeback	4	322,701	0.03	80,675	9.499	179.67	589	69.1
20-Year Fixed	28	3,407,568	0.34	121,699	8.008	239.77	606	74.1
25-Year Fixed	7	1,314,894	0.13	187,842	7.142	299.77	564	63.3
30-Year Fixed	1,021	178,796,710	17.69	175,119	7.901	359.54	610	75.3
30-Year Fixed - Credit Comeback	87	11,268,692	1.11	129,525	9.022	359.65	594	80.6
40-Year Fixed	170	40,496,572	4.01	238,215	7.489	479.57	602	73.2
40-Year Fixed - Credit Comeback	11	1,712,383	0.17	155,671	8.591	479.67	590	74.7
30-Year Fixed - 60-month Interest Only	91	25,199,382	2.49	276,916	7.404	359.61	634	78.3
30/15-Year Fixed Balloon	1	65,960	0.01	65,960	11.750	178.00	517	60.0
40/30-Year Fixed Balloon	6	1,766,070	0.17	294,345	8.590	358.84	606	71.0
Total/Avg./Wtd. Avg.	4,990	$1,010,680,275	100.00%

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	2,902	$592,646,207	58.64%	$204,220	8.259%	359.53	616	83.2%
ARM 480	615	148,240,057	14.67	241,041	8.342	479.57	592	81.0
Fixed 120	4	300,600	0.03	75,150	8.833	120.00	599	59.0
Fixed 180	48	5,531,139	0.55	115,232	7.891	179.65	607	64.2
Fixed 240	28	3,407,568	0.34	121,699	8.008	239.77	606	74.1
Fixed 300	7	1,314,894	0.13	187,842	7.142	299.77	564	63.3
Fixed 360	1,205	217,030,855	21.47	180,109	7.907	359.55	612	75.9
Fixed 480	181	42,208,955	4.18	233,199	7.534	479.57	601	73.2
Total/Avg./Wtd. Avg.	4,990	$1,010,680,275	100.00%

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01 - $50,000.00	36	$1,740,194	0.17%	$48,339	10.154%	360.15	577	61.0%
$50,000.01 - $75,000.00	374	23,917,865	2.37	63,952	9.817	357.09	599	80.0
$75,000.01 - $100,000.00	616	54,245,002	5.37	88,060	9.010	363.12	598	81.1
$100,000.01 - $150,000.00	1,124	139,422,054	13.79	124,041	8.566	371.05	607	81.4
$150,000.01 - $200,000.00	850	148,331,392	14.68	174,508	8.314	380.81	607	80.1
$200,000.01 - $250,000.00	619	139,102,428	13.76	224,721	8.066	380.10	608	79.9
$250,000.01 - $300,000.00	481	131,946,765	13.06	274,318	8.039	389.78	611	82.0
$300,000.01 - $350,000.00	366	118,508,579	11.73	323,794	7.782	387.48	615	80.9
$350,000.01 - $400,000.00	188	69,723,052	6.90	370,867	7.859	382.48	614	81.2
$400,000.01 - $450,000.00	85	36,217,852	3.58	426,092	7.814	390.62	620	81.5
$450,000.01 - $500,000.00	80	38,335,505	3.79	479,194	7.424	385.72	618	77.2
$500,000.01 - $550,000.00	55	28,996,060	2.87	527,201	7.915	383.51	615	80.8
$550,000.01 - $600,000.00	32	18,306,334	1.81	572,073	7.611	389.08	624	81.0
$600,000.01 - $650,000.00	20	12,543,158	1.24	627,158	8.118	395.96	621	84.2
$650,000.01 - $700,000.00	22	14,864,631	1.47	675,665	8.270	380.94	627	84.0
$700,000.01 - $750,000.00	13	9,399,001	0.93	723,000	7.736	396.29	609	76.6
$750,000.01 - $800,000.00	10	7,772,163	0.77	777,216	7.759	371.74	646	79.3
$800,000.01 - $850,000.00	3	2,457,597	0.24	819,199	6.623	340.70	629	60.3
$850,000.01 - $900,000.00	6	5,304,050	0.52	884,008	7.208	380.18	652	82.8
Greater than $900,000.00	10	9,546,593	0.94	954,659	8.178	359.51	619	80.0
Total/Avg./Wtd. Avg.	4,990	$1,010,680,275	100.00%

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	99	$11,598,540	1.15%	$117,157	9.131%	368.70	606	87.9%
Alaska	8	1,299,664	0.13	162,458	8.936	351.34	602	89.6
Arizona	197	41,655,904	4.12	211,451	8.132	388.51	615	79.8
Arkansas	14	1,601,153	0.16	114,368	9.193	367.30	611	82.6
California	618	207,769,505	20.56	336,197	7.356	389.41	614	75.8
Colorado	80	15,471,336	1.53	193,392	8.046	377.64	610	83.0
Connecticut	76	16,414,912	1.62	215,986	8.419	387.06	596	80.9
Delaware	13	2,248,294	0.22	172,946	8.528	373.32	597	85.4
District of Columbia	22	5,208,166	0.52	236,735	8.277	380.25	620	77.5
Florida	635	129,985,128	12.86	204,701	8.207	381.65	614	81.1
Georgia	230	35,753,102	3.54	155,448	8.717	371.06	621	83.6
Hawaii	25	9,224,150	0.91	368,966	7.458	404.51	648	80.8
Idaho	33	4,806,800	0.48	145,661	8.140	379.87	594	78.4
Illinois	229	45,240,798	4.48	197,558	8.716	374.78	617	83.8
Indiana	70	7,281,528	0.72	104,022	9.356	363.44	597	88.1
Iowa	27	2,899,736	0.29	107,398	8.872	359.28	607	88.4
Kansas	23	2,884,514	0.29	125,414	8.887	363.98	595	81.7
Kentucky	31	3,041,301	0.30	98,106	9.439	362.80	587	88.7
Louisiana	53	6,761,232	0.67	127,570	9.292	359.69	594	85.8
Maine	12	2,555,611	0.25	212,968	8.753	366.85	651	85.4
Maryland	158	36,594,043	3.62	231,608	8.216	384.12	607	79.9
Massachusetts	93	23,887,052	2.36	256,850	7.940	391.95	600	78.4
Michigan	164	19,677,198	1.95	119,983	9.115	374.17	592	86.5
Minnesota	57	9,984,584	0.99	175,168	8.522	381.70	612	81.8
Mississippi	48	5,194,099	0.51	108,210	8.949	358.00	600	88.3
Missouri	101	12,269,631	1.21	121,481	8.982	381.74	609	85.9
Montana	16	2,870,845	0.28	179,428	8.821	359.34	583	80.8
Nebraska	9	904,463	0.09	100,496	9.034	359.71	597	83.6
Nevada	95	24,557,738	2.43	258,503	7.764	377.14	629	82.1
New Hampshire	25	5,249,267	0.52	209,971	7.606	365.27	597	82.0
New Jersey	185	49,086,006	4.86	265,330	8.352	381.95	598	77.6
New Mexico	36	5,724,140	0.57	159,004	8.769	384.37	609	81.4
New York	181	55,739,304	5.52	307,952	7.982	381.12	609	79.0
North Carolina	113	16,472,357	1.63	145,773	9.076	375.07	592	85.1
North Dakota	3	307,490	0.03	102,497	8.854	359.35	594	85.4
Ohio	85	9,894,956	0.98	116,411	8.647	363.93	605	86.3
Oklahoma	41	4,250,608	0.42	103,673	9.352	357.96	598	87.8
Oregon	70	14,907,901	1.48	212,970	7.907	392.02	638	83.3
Pennsylvania	148	18,878,732	1.87	127,559	8.785	370.47	610	86.2
Rhode Island	17	4,384,357	0.43	257,903	8.132	376.17	608	83.3
South Carolina	39	5,060,154	0.50	129,748	8.876	379.92	587	80.5
South Dakota	6	1,090,555	0.11	181,759	8.529	359.59	590	79.0
Tennessee	97	12,347,679	1.22	127,296	8.731	368.02	608	84.8
Texas	304	35,810,998	3.54	117,799	8.508	354.14	617	82.0
Utah	69	13,404,684	1.33	194,271	8.323	373.19	607	83.4
Vermont	7	1,231,059	0.12	175,866	8.511	358.90	591	83.1
Virginia	130	27,048,277	2.68	208,064	8.222	385.56	601	81.8
Washington	127	29,520,639	2.92	232,446	7.768	388.87	620	82.1
West Virginia	11	2,119,620	0.21	192,693	8.761	388.28	555	77.8
Wisconsin	53	7,665,419	0.76	144,631	8.638	371.67	624	84.5
Wyoming	7	845,043	0.08	120,720	8.663	384.20	598	86.4
Total/Avg./Wtd. Avg.	4,990	$1,010,680,275	100.00%

Loan-to-Value Ratios for the Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	228	$39,009,212	3.86%	$171,093	7.606%	377.13	580	42.1%
50.01 - 55.00	88	17,298,395	1.71	196,573	7.456	378.51	589	52.6
55.01 - 60.00	111	23,208,881	2.30	209,089	7.292	389.14	586	57.8
60.01 - 65.00	179	39,320,154	3.89	219,666	7.357	380.14	586	62.8
65.01 - 70.00	193	40,136,412	3.97	207,961	7.836	388.36	589	68.5
70.01 - 75.00	307	66,441,921	6.57	216,423	7.822	390.08	591	73.7
75.01 - 80.00	1,602	323,949,042	32.05	202,215	7.863	377.15	633	79.6
80.01 - 85.00	530	118,070,517	11.68	222,775	8.253	386.62	589	84.2
85.01 - 90.00	898	188,864,474	18.69	210,317	8.371	383.00	610	89.5
90.01 - 95.00	519	97,844,686	9.68	188,525	9.152	374.04	613	94.7
95.01 - 100.00	335	56,536,582	5.59	168,766	9.405	374.62	627	99.9
Total/Avg./Wtd. Avg.	4,990	$1,010,680,275	100.00%

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	224	$38,473,041	3.81%	$171,755	7.606%	376.39	580	42.1%
50.01 - 55.00	87	17,169,395	1.70	197,349	7.463	377.75	589	52.6
55.01 - 60.00	113	23,355,091	2.31	206,682	7.296	388.96	586	57.7
60.01 - 65.00	180	39,636,154	3.92	220,201	7.355	380.93	586	62.6
65.01 - 70.00	191	39,537,194	3.91	207,001	7.845	388.79	586	68.4
70.01 - 75.00	274	59,835,608	5.92	218,378	7.860	392.51	584	73.6
75.01 - 80.00	613	135,764,331	13.43	221,475	8.047	382.70	597	79.2
80.01 - 85.00	529	117,632,852	11.64	222,368	8.253	386.72	589	84.2
85.01 - 90.00	923	193,848,499	19.18	210,020	8.341	382.67	611	89.2
90.01 - 95.00	546	104,250,462	10.31	190,935	9.041	373.89	616	93.8
95.01 - 100.00	1,310	241,177,646	23.86	184,105	8.137	373.46	651	84.5
Total/Avg./Wtd. Avg.	4,990	$1,010,680,275	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.000 or Less	1	$211,695	0.02%	$211,695	4.000%	359.00	671	80.0%
4.501 - 5.000	1	300,000	0.03	300,000	5.000	480.00	632	75.0
5.001 - 5.500	8	2,367,312	0.23	295,914	5.466	376.43	627	76.3
5.501 - 6.000	46	15,945,871	1.58	346,649	5.888	364.72	648	74.3
6.001 - 6.500	249	75,654,223	7.49	303,832	6.372	378.89	629	71.9
6.501 - 7.000	511	134,094,713	13.27	262,416	6.825	375.83	630	74.6
7.001 - 7.500	561	131,913,737	13.05	235,140	7.325	382.85	623	78.6
7.501 - 8.000	748	153,005,824	15.14	204,553	7.808	381.02	617	80.2
8.001 - 8.500	622	124,138,003	12.28	199,579	8.311	383.61	615	82.0
8.501 - 9.000	727	135,476,381	13.40	186,350	8.794	382.20	601	83.6
9.001 - 9.500	478	85,480,725	8.46	178,830	9.311	387.65	592	85.2
9.501 - 10.000	468	77,868,698	7.70	166,386	9.779	380.44	584	87.0
10.001 - 10.500	239	33,292,342	3.29	139,299	10.275	379.23	583	87.7
10.501 - 11.000	173	21,582,542	2.14	124,755	10.784	371.12	574	89.2
11.001 - 11.500	79	9,976,208	0.99	126,281	11.305	365.24	567	87.3
11.501 - 12.000	49	4,800,899	0.48	97,978	11.784	367.54	571	83.2
12.001 - 12.500	24	4,176,402	0.41	174,017	12.245	370.01	595	90.0
12.501 - 13.000	4	281,800	0.03	70,450	12.785	360.00	559	91.6
13.501 - 14.000	2	112,900	0.01	56,450	13.824	360.00	586	100.0
Total/Avg./Wtd. Avg.	4,990	$1,010,680,275	100.00%

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	3,841	$741,792,535	73.40%	$193,125	8.186%	380.46	607	80.5%
Planned Unit Development	670	161,659,474	16.00	241,283	8.040	381.72	620	82.3
Low-Rise Condominium	299	58,858,880	5.82	196,852	8.138	377.51	631	82.3
Two Family Home	131	33,887,086	3.35	258,680	8.220	389.56	623	77.9
Three Family Home	18	5,658,198	0.56	314,344	8.141	372.74	627	75.6
High-Rise Condominium	14	4,978,132	0.49	355,581	8.112	358.86	620	80.1
Four Family Home	12	3,264,147	0.32	272,012	8.366	376.01	632	72.8
Manufactured Housing (1)	5	581,823	0.06	116,365	8.450	359.53	637	61.1
Total/Avg./Wtd. Avg.	4,990	$1,010,680,275	100.00%
____________
(1)	Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	2,901	$629,818,038	62.32%	$217,104	8.059%	383.53	597	78.2%
Purchase	1,848	333,919,750	33.04	180,693	8.393	376.03	637	85.5
Refinance - Rate/Term	241	46,942,487	4.64	194,782	7.883	374.15	614	79.7
Total/Avg./Wtd. Avg.	4,990	$1,010,680,275	100.00%

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	4,699	$958,558,514	94.84%	$203,992	8.136%	380.60	608	80.7%
Investment Property	246	42,064,270	4.16	170,993	8.721	378.87	660	82.3
Second Home	45	10,057,491	1.00	223,500	8.255	388.95	658	76.9
Total/Avg./Wtd. Avg.	4,990	$1,010,680,275	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	4	$300,600	0.03%	$75,150	8.833%	120.00	599	59.0%
121 - 180	48	5,531,139	0.55	115,232	7.891	179.65	607	64.2
181 - 300	35	4,722,462	0.47	134,927	7.767	256.47	594	71.1
301 - 360	4,107	809,677,061	80.11	197,146	8.165	359.53	615	81.2
Greater than 360	796	190,449,012	18.84	239,258	8.163	479.57	594	79.3
Total/Avg./Wtd. Avg.	4,990	$1,010,680,275	100.00%

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	3,349	$618,601,431	61.21%	$184,712	8.074%	378.72	600	81.8%
Stated Income	1,487	358,983,505	35.52	241,415	8.418	384.99	622	78.7
Reduced	87	19,534,706	1.93	224,537	6.967	366.56	698	79.8
Full/Alternative	28	5,134,075	0.51	183,360	6.740	380.20	692	80.6
No Income/No Asset	25	5,120,207	0.51	204,808	7.283	371.87	715	86.0
No Ratio	12	2,836,838	0.28	236,403	7.342	358.29	726	81.8
Stated Income/Stated Asset	2	469,513	0.05	234,756	7.230	356.85	632	80.0
Total/Avg./Wtd. Avg.	4,990	$1,010,680,275	100.00%

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	6	$1,279,152	0.13%	$213,192	6.925%	389.96	809	85.1%
781 - 800	21	5,071,865	0.50	241,517	7.660	374.42	790	85.3
761 - 780	32	7,768,093	0.77	242,753	7.515	370.07	771	81.3
741 - 760	45	10,449,229	1.03	232,205	7.412	377.68	753	82.2
721 - 740	54	11,802,830	1.17	218,571	7.575	361.98	728	83.6
701 - 720	106	25,121,316	2.49	236,994	7.621	380.42	709	82.4
681 - 700	197	45,296,956	4.48	229,934	7.591	376.26	689	81.6
661 - 680	309	66,379,255	6.57	214,820	7.655	369.46	670	80.2
641 - 660	521	113,003,517	11.18	216,897	7.838	374.68	651	82.4
621 - 640	611	127,617,014	12.63	208,866	7.992	373.71	630	82.4
601 - 620	768	148,633,431	14.71	193,533	8.051	380.28	610	82.7
581 - 600	716	144,542,835	14.30	201,875	8.355	382.25	591	82.3
561 - 580	598	117,068,284	11.58	195,766	8.429	381.33	570	80.3
541 - 560	432	83,299,125	8.24	192,822	8.501	393.45	550	77.5
521 - 540	311	55,867,302	5.53	179,638	8.776	392.68	530	74.2
501 - 520	254	46,442,907	4.60	182,846	9.195	398.12	512	72.7
500 or Less	9	1,037,164	0.10	115,240	9.429	401.76	500	76.0
Total/Avg./Wtd. Avg.	4,990	$1,010,680,275	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	4,246	$859,859,352	85.08%	$202,510	8.126%	378.94	619	82.1%
A-	264	57,516,920	5.69	217,867	8.208	377.98	580	77.4
B	313	64,375,415	6.37	205,672	8.340	399.61	565	73.0
C	144	25,643,362	2.54	178,079	8.652	395.27	552	65.3
C-	8	1,114,147	0.11	139,268	9.614	359.75	567	61.2
D	15	2,171,078	0.21	144,739	9.068	390.15	537	50.7
Total/Avg./Wtd. Avg.	4,990	$1,010,680,275	100.00%

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,536	$310,109,011	30.68%	$201,894	8.477%	376.98	615	80.9%
12	262	74,455,827	7.37	284,183	8.074	379.92	615	80.2
24	2,143	426,800,833	42.23	199,160	8.196	384.26	605	82.8
35	1	135,926	0.01	135,926	9.000	359.00	626	80.0
36	383	76,518,232	7.57	199,787	7.867	373.95	619	78.1
60	665	122,660,446	12.14	184,452	7.476	381.73	616	74.8
Total/Avg./Wtd. Avg.	4,990	$1,010,680,275	100.00%

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	20	$5,458,352	0.74%	$272,918	7.347%	359.69	565	78.5%
19 - 24	24	3,147	655,506,534	88.48	208,296	8.382	384.80	607	83.0
32 - 37	35	133	30,496,465	4.12	229,297	7.966	376.52	622	82.6
38 or Greater	59	217	49,424,913	6.67	227,765	7.164	373.87	674	80.4
Total/Avg./Wtd. Avg.		3,517	$740,886,264	100.00%

Gross Margins for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	156	$33,792,189	4.56%	$216,617	7.043%	368.41	699	80.8%
3.001 - 4.000	18	4,129,444	0.56	229,414	8.170	379.97	608	82.2
4.001 - 5.000	50	11,804,380	1.59	236,088	7.332	379.05	619	77.3
5.001 - 6.000	402	84,489,646	11.40	210,173	8.109	384.84	611	79.2
6.001 - 7.000	2,395	498,830,749	67.33	208,280	8.249	384.10	608	83.2
7.001 - 8.000	455	99,608,160	13.44	218,919	8.998	383.65	601	84.6
8.001 - 9.000	36	7,689,895	1.04	213,608	9.249	409.18	597	84.7
9.001 - 10.000	4	487,885	0.07	121,971	10.665	359.08	593	94.1
11.001 - 12.000	1	53,915	0.01	53,915	9.250	357.00	672	90.0
Total/Avg./Wtd. Avg.	3,517	$740,886,264	100.00%
____________
(1)	The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.380%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
9.001 - 10.000	1	$211,695	0.03%	$211,695	4.000%	359.00	671	80.0%
10.501 - 11.000	1	132,800	0.02	132,800	6.000	358.00	719	80.0
11.001 - 11.500	12	2,443,101	0.33	203,592	6.438	365.28	675	82.1
11.501 - 12.000	46	10,027,622	1.35	217,992	6.775	373.21	691	80.2
12.001 - 12.500	62	14,242,787	1.92	229,722	6.783	374.15	685	79.1
12.501 - 13.000	83	24,550,774	3.31	295,792	6.389	370.11	662	78.8
13.001 - 13.500	147	39,398,020	5.32	268,014	6.647	384.71	633	77.9
13.501 - 14.000	281	75,468,068	10.19	268,570	7.058	380.15	621	78.3
14.001 - 14.500	356	88,855,672	11.99	249,595	7.489	383.67	614	80.8
14.501 - 15.000	528	111,532,494	15.05	211,236	7.923	382.78	613	81.7
15.001 - 15.500	459	97,546,518	13.17	212,520	8.419	387.12	613	82.9
15.501 - 16.000	556	109,633,421	14.80	197,182	8.882	386.90	601	84.0
16.001 - 16.500	322	60,840,809	8.21	188,947	9.338	392.99	592	85.9
16.501 - 17.000	312	57,261,276	7.73	183,530	9.809	381.96	588	88.3
17.001 - 17.500	155	23,163,177	3.13	149,440	10.307	384.22	580	88.9
17.501 - 18.000	113	15,066,224	2.03	133,329	10.778	371.20	573	91.1
18.001 - 18.500	39	4,965,777	0.67	127,328	11.302	365.95	573	87.7
18.501 - 19.000	26	2,710,546	0.37	104,252	11.769	380.08	590	87.1
19.001 - 19.500	14	2,552,834	0.34	182,345	12.240	375.84	604	88.8
Greater than 19.500	4	282,650	0.04	70,663	13.214	360.00	561	92.6
Total/Avg./Wtd. Avg.	3,517	$740,886,264	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.084%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	33	$8,373,963	1.13%	$253,756	7.804%	361.67	593	80.7%
1.500	2,752	575,112,203	77.62	208,980	8.343	384.39	607	83.4
1.800	1	53,977	0.01	53,977	10.200	359.00	591	83.1
2.000	10	2,282,715	0.31	228,272	7.921	358.35	639	80.6
3.000	570	122,597,727	16.55	215,084	8.331	385.48	608	80.1
5.000	109	22,806,119	3.08	209,230	7.044	373.24	694	80.9
6.000	42	9,659,560	1.30	229,990	6.985	358.23	719	80.9
Total/Avg./Wtd. Avg.	3,517	$740,886,264	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.911%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	556	$117,092,929	15.80%	$210,599	8.301%	382.43	610	79.9%
1.500	2,848	598,239,130	80.75	210,056	8.326	384.27	608	83.4
2.000	113	25,554,204	3.45	226,143	6.992	371.69	706	81.3
Total/Avg./Wtd. Avg.	3,517	$740,886,264	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.438%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	149	$32,038,289	4.32%	$215,022	7.024%	368.99	702	81.0%
3.001 - 4.000	4	924,250	0.12	231,063	6.907	358.42	666	82.5
4.001 - 5.000	1	300,000	0.04	300,000	5.000	480.00	632	75.0
5.001 - 6.000	49	16,025,135	2.16	327,044	5.823	368.98	646	77.1
6.001 - 7.000	325	91,196,664	12.31	280,605	6.671	379.39	623	78.2
7.001 - 8.000	854	198,313,160	26.77	232,217	7.603	384.72	616	80.8
8.001 - 9.000	1,021	213,511,415	28.82	209,120	8.563	386.64	609	83.4
9.001 - 10.000	734	135,559,311	18.30	184,686	9.529	386.74	589	86.4
Greater than 10.000	380	53,018,039	7.16	139,521	10.733	378.76	579	88.4
Total/Avg./Wtd. Avg.	3,517	$740,886,264	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.067%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
May 2007	6	$1,713,857	0.23%	$285,643	7.661%	359.00	582	82.9%
June 2007	14	3,744,495	0.51	267,464	7.204	360.00	557	76.5
July 2008	2	683,628	0.09	341,814	8.705	355.00	576	76.3
August 2008	1	188,590	0.03	188,590	8.130	476.00	686	80.0
September 2008	15	3,196,760	0.43	213,117	8.823	370.50	591	79.1
October 2008	71	13,130,883	1.77	184,942	8.743	375.99	592	78.4
November 2008	1,035	236,245,152	31.89	228,256	8.475	385.54	601	82.9
December 2008	2,023	402,061,521	54.27	198,745	8.311	384.78	611	83.2
August 2009	2	415,834	0.06	207,917	7.341	356.00	631	80.0
September 2009	3	355,593	0.05	118,531	8.908	424.11	679	97.1
October 2009	11	2,217,343	0.30	201,577	8.185	358.05	625	78.8
November 2009	50	11,395,603	1.54	227,912	7.975	370.87	618	83.6
December 2009	67	16,112,092	2.17	240,479	7.925	382.54	623	82.2
May 2011	1	91,011	0.01	91,011	6.500	353.00	685	78.0
June 2011	2	723,371	0.10	361,686	7.613	354.00	690	75.2
July 2011	1	246,200	0.03	246,200	6.875	355.00	800	80.0
August 2011	3	762,300	0.10	254,100	6.750	356.00	719	80.0
September 2011	7	1,661,221	0.22	237,317	7.052	357.00	725	83.1
October 2011	31	6,055,069	0.82	195,325	7.081	360.58	694	79.3
November 2011	86	20,101,127	2.71	233,734	7.201	372.73	683	82.3
December 2011	83	19,170,151	2.59	230,966	7.175	380.64	652	78.8
July 2013	1	395,263	0.05	395,263	7.125	475.00	597	80.0
August 2013	1	86,400	0.01	86,400	7.500	356.00	744	90.0
October 2013	1	132,800	0.02	132,800	6.000	358.00	719	80.0
Total/Avg./Wtd. Avg.	3,517	$740,886,264	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is February 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	4,028	$754,013,327	74.60%	$187,193	8.344%	387.49	600	80.0%
60	811	221,757,074	21.94	273,437	7.721	359.71	636	83.3
120	151	34,909,874	3.45	231,191	7.017	364.87	684	80.5
Total/Avg./Wtd. Avg.	4,990	$1,010,680,275	100.00%